Exhibit 10.10

SUBLEASE

THIS SUBLEASE (“Sublease”), dated as of this 29 day of April, 2011, between Clifton Gunderson LLP, a Delaware limited liability partnership, having an office at 8390 East Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111, (herein called “Sublandlord”), and Century Communities Colorado, LLC, a Colorado limited liability company, having an office at 4949 South Sycamore Street, #320, Denver, Colorado 80237 (herein called “Subtenant”).

W I T N E S S E T H :

1.	DEMISE AND TERM.

Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, those certain premises (herein called the “Subleased Premises”) consisting of approximately 11,132 rentable square feet to be known as Suite 650 and located on the 6th Floor as depicted on EXHIBIT A attached hereto, in the building located at 8390 East Crescent Parkway, Greenwood Village, Colorado 80111, known as the Crescent VII Building (the “Building”) and being a portion of the premises which was leased to Sublandlord under the Main Lease (as hereinafter defined). The term of this Sublease, subject to mutual execution of this Sublease and Landlord’s consent form, shall be for the period commencing on the later of either June 1, 2011 or substantial completion of the Subtenant Improvements defined in Section 38 (herein called the “Commencement Date”) and ending at midnight of July 31, 2015 (the “Termination Date”) unless sooner terminated as herein provided (the “Term”), subject to Renewal Option described in Section 39. By the Confirmation of Lease Term substantially in the form of EXHIBIT B, attached hereto, Sublandlord shall notify Subtenant of the Commencement Date, rentable square footage of the Subleased Premises and all other matters stated therein.

2.	SUBORDINATE TO MAIN LEASE.

(a)	This Sublease is and shall be subject and subordinate to the lease dated as of July 13, 2007 (herein called the “Main Lease”), between Board of Administration as Trustee for the Police and Fire Department Retirement fun, a pension fund of the City of San Jose, California, as Lessor (hereinafter referred to as Landlord), and Sublandlord, as Lessee, and is attached hereto as EXHIBIT C.

(b)	Subtenant acknowledges that:

(i)	this Sublease is subject to all of the terms, covenants, agreements, provisions and conditions of the Main Lease,

(ii)	it will not have the right to further sublease the Subleased Premises nor shall it allow the Subleased Premises to be used by others, without the consent of Sublandlord and Landlord in each instance, except to its affiliates and its subsidiaries as permitted in the Main Lease,

(iii)	the consent by Landlord to this Sublease shall not be deemed or construed to modify, amend or affect the terms and provisions of the Main Lease, or Sublandlord’s obligations thereunder, which shall continue to apply to the Subleased Premises and the occupants thereof, as if this Sublease had not been made,

(iv)	if Sublandlord defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from Subtenant or any other occupant of the Subleased Premises and to apply the net amounts collected to the fixed annual rent and

(v)	the receipt by Landlord of any amounts from the Subtenant, or other occupant of any part of the Subleased Premises, shall not be deemed or construed as releasing Sublandlord from Sublandlord’s obligations under the Lease or the acceptance of that party as a direct tenant.

(vi)	in the event of the termination of Sublandlord’s interest as Tenant under the Main Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublandlord to Subtenant. Sublandlord agrees not to voluntarily terminate or surrender the Main Lease or amend the Main Lease in any manner that would have a material adverse affect on the Subtenant or this Sublease. The foregoing notwithstanding, in the event of Damage and Destruction or Condemnation to the degree required to trigger Sublandlord’s right of termination, Sublandlord may exercise that right under the Main Lease unless all of Sublandlord’s Subtenants (x) request Sublandlord to allow the Main Lease to continue and (y) agree in writing to waive their respective right of termination in that particular instance.

3.	INCORPORATION BY REFERENCE.

(a)	The terms, covenants and conditions of the Main Lease are incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this Sublease, for the purpose of incorporation by reference, each and every term, covenant and condition of the Main Lease binding or inuring to the benefit of the Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord. Each and every term, covenant and condition of the Main Lease binding or inuring to the benefit of the Tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease; and as if the words “Landlord” and “Tenant,” or words of similar import, wherever the same appear in the Main Lease, were construed to mean, respectively, “Sublandlord” and “Subtenant” in this Sublease and as if the word “Premises” or words of similar import, wherever the same appear in the Main Lease, were construed to mean “Subleased Premises” in this Sublease; and as if the word “Lease,” or words of similar import, wherever the same appear in the Main Lease, were construed to mean this “Sublease.”

(b)	Subtenant covenants that it will, throughout the term hereof, observe all of the provisions of the Main Lease to the extent applicable to the Subleased Premises, and that Subtenant will not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Main Lease. Any such violation, breach or default shall constitute a breach by Subtenant of a substantial obligation of this Sublease. The time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the Tenant thereunder, or for the exercise by the Tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Subtenant shall have five days less time to observe or perform hereunder than Sublandlord has as the Tenant under the Main Lease. If any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If Sublandlord receives any notice or demand from the Landlord under the Main Lease with respect to the Subleased Premises, Sublandlord shall promptly give a copy thereof to Subtenant.

4.	PERFORMANCE BY SUBLANDLORD.

(a)	Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Main Lease must be observed or performed by Sublandlord using its reasonable efforts to cause the Landlord under the Main Lease to observe and/or perform the same, and Sublandlord shall have a reasonable time to enforce its rights to cause such observance or performance. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord’s rights under the Main Lease.

(b)	Notwithstanding any provision to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the Main Lease, Sublandlord shall not be required to make any payment or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligation to pay the rent and additional rent due under the Main Lease and for Sublandlord’s obligation to use reasonable efforts, upon request of Subtenant, to cause the Landlord under the Main Lease to observe and/or perform its obligations under the Main Lease.

(c)	In the event of a default by Sublandlord under the Main Lease after Sublandlord has received any applicable notice and any applicable cure period has expired, Subtenant may endeavor with permission of Landlord to cure Sublandlord’s default. Except when caused by the actions or inactions of the Sublandlord, Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by the Landlord under the Main Lease or otherwise, including, without limitation, heat, air conditioning, water, elevator service and cleaning service, if any. No failure to furnish, or interruption of, any such services or facilities shall give rise to any:

(i)	abatement, diminution or reduction of Subtenant’s obligations under this Sublease,

(ii)	constructive eviction, whether in whole or in part, or

(iii)	liability on the part of Sublandlord, unless the failure to furnish any such services or facilities is due to the negligent acts of Sublandlord with respect to its obligations under the Main Lease or Sublease.

5.	REPRESENTATIONS AND COVENANTS.

a.	Sublandlord shall not, without prior written consent of Subtenant, which may be withheld in Subtenants sole and absolute discretion, modify or amend the Main Lease or take any action which would in any way (i) diminish Subtenant’s receipt of Building services to the Subleased Premises, (ii) increase the Base Rent under this Sublease, (iii) shorten the term of this Sublease (except resulting from casualty or condemnation); (iv) increase the obligations or decrease the rights of Subtenant under this Sublease or (v) decrease the obligations or increase the rights of Landlord with respect to the Subleased Premises and/or this Sublease. Sublandlord shall not cancel or surrender the Main Lease during the term of this Sublease, except resulting from casualty or condemnation, or act or fail to act in any way that would result in a cancellation, forfeiture or termination of the Main Lease, unless Landlord agrees to accept Subtenant as a direct tenant pursuant to the terms of this Sublease.

b.	Sublandlord represents to Subtenant as follows:

(i)	The Main Lease is in full force and effect;

(ii)	That as of the Date of this Sublease there is no uncured default of which Sublandlord has received notice, nor are there any uncured actions by Sublandlord which would result in the right of Landlord to cause or declare any cancellation, forfeiture or termination of the Main Lease;

(iii)	Sublandlord’s leasehold interest in the Main Lease is unencumbered;

(iv)	The Main Lease expiration date is July 31, 2018, unless earlier terminated at Subtenant’s election on July 31, 2015; and

(v)	To the best knowledge of Sublandlord, the Subleased Premises complies with all legal requirements, insurance requirements or other regulations, directions or rules to the extent so required to be maintained by Sublandlord under the Main Lease (“Main Lease Requirements”). To the extent there exists on the Execution Date (i) a violation of Main Lease Requirements, or (ii) any other breach of the Main Lease, or (iii) a condition which would result in any violation of a Main Lease Requirement, Sublandlord (at its expense) and not Subtenant shall be responsible for complying with same.

c.	Sublandlord agrees that, in the event Sublandlord defaults under the terms, covenants, conditions, provisions and agreements of the Main Lease (provided same was not (i) caused by Subtenant, its agents or contractors, or (ii) the result of Subtenant’s failure to comply with Subtenant’s obligations hereunder), then in such event, Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any and all claims, causes of action against any loss, damage, cost or expenses (including reasonable attorneys’ fees) or damages to Subtenant resulting therefrom, excluding any special, consequential or punitive damages.

7.	INTENTIONALLY OMITTED.

8.	NO BREACH OF MAIN LEASE.

Subtenant shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Main Lease by the Tenant thereunder.

9.	NO PRIVITY OF ESTATE.

Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Landlord under the Main Lease.

10.	INDEMNITY.

Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees, which Sublandlord may incur by reason of:

(a)	any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises,

(b)	any work done in or to the Subleased Premises, or

(c)	any act, omission or negligence on the part of Subtenant and/or its officers, employees, agents, contractors, customers and/or invitees, or any person claiming through or under Subtenant.

11.	RENT.

(a)	Subtenant shall pay to Sublandlord rent (herein called the “Base Rent”) as follows:

(Term) Lease Dates	Monthly Rent
Months 1-3	$0
Months 4-15	$17,857.58
Months 16-27	$18,321.42
Months 28-39	$18,785.25
Months 40-50	$19,249.08

(Option Term) Lease Dates	Monthly Rent
Months 51-62	$19,712.92
Months 63-74	$20,176.75
Months 75-86	$20,640.58

(b)

Beginning on the Commencement Date and continuing on the third (3rd) day of each month thereafter during the Term, Subtenant shall pay Sublandlord the Monthly Base Rent set forth above in 11 (a). Base Rent for any period during the Term which is for less than one month shall be prorated on the basis of a 30-day Base Rent and all other amounts payable by Subtenant to

Sublandlord under the provisions of this Sublease, including parking, shall be paid promptly when due, without notice or demand therefore, and without deduction, abatement, counterclaim or set off of any amount or for any reason whatsoever. Subtenant shall prepay the first month’s Base Rent, Seventeen Thousand Eight Hundred Fifty Seven Dollars ($17,857.58), upon execution of this Sublease and prior to the commencement of any Subtenant Improvements.

(c)	In addition to installments of Base Rent payable pursuant to the terms of this Sublease, Subtenant shall pay, in the form of additional rent, an amount equal to 22.57% (11,132 Rentable Square Feet by 49,318 Rentable Square Feet) of “Tenant’s Proportionate Share” (as defined in Section 4.2 of the Main Lease) of “Operating Expenses” (as defined in Section 4.2(d) of the Main Lease) as charged to Sublandlord by Landlord in Article 4.2(g) of the Main Lease, to the extent that Tenant’s Proportionate Share of Operating Expenses after calendar year 2011 exceeds the actual amount of Tenant’s Proportionate Share of Operating Expenses for calendar year 2011 (the “Additional Rent”). The Additional Rent shall be due and payable on the same date that payments of Base Rent are due and payable, commencing as to such Additional Rent as of January 1, 2012.

With respect to each calendar year or part thereof for which Subtenant owes such Additional Rent, Sublandlord shall deliver to Subtenant a copy of the “Operating Expense Statement” (as defined in Section 4.2(g) of the Main Lease), promptly after receipt thereof from Landlord pursuant to Section 5.2 of the Main Lease, and thereafter Subtenant shall pay to Sublandlord, simultaneously with Subtenant’s monthly payment of Base Rent, monthly installments of one-twelfth (1/12th) of such estimated Additional Rent attributable to the Subpremises. With Tenant’s first such payment for such calendar year, Tenant shall also pay any Additional Rent owed for such year for the period from January 1st of such year through the month in which such Operating Expenses Statement is received by Subtenant from Sublandlord.

Following the end of each calendar year or part thereof for which Subtenant owes Additional Rent, and promptly following Sublandlord’s receipt of an annual reconciliation statement from Landlord pursuant to Section 4.2(d) of the Main Lease (and in any event no later than thirty (30) days after Sublandlord’s receipt of such annual statement from Landlord), Sublandlord shall inform Subtenant of the amount of any overpayment or underpayment of said amounts and shall provide a copy of such annual statement to Subtenant. Within fifteen (15) days following the date on which Sublandlord gives Subtenant notice of an overpayment or underpayment, Subtenant shall (in the case of an overpayment) receive a credit against the next installment of Base Rent due or (in the case of an underpayment) pay to Sublandlord the amount of such underpayment. Sublandlord hereby agrees to timely object to such annual statement pursuant to Section 4.2(i) of the Main Lease, in the event that Subtenant provides to Sublandlord a notice of objection at least five (5) days prior to the last date by which Sublandlord, as Tenant, must provide a notice of objection to Landlord under Section 4.2(i) of the Main Lease.

(c)	“Rent” means all amounts payable by Subtenant under this Sublease and the Exhibits, including Base Rent. If a time for payment of an item of Rent is not specified in this Sublease, then Subtenant will pay Rent within thirty (30) days after receipt of Sublandlord’s statement or invoice. Unless otherwise provided in this Sublease, Subtenant shall pay Rent without notice, demand, deduction, abatement or setoff, in lawful U.S. currency, at: Clifton Gunderson LLP 8390 Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111 (“Sublandlord’s Billing Address”). Sublandlord will send invoices payable by Subtenant to the Premises; however, neither Sublandlord’s failure to send an invoice nor Subtenant’s failure to receive an invoice for Base Rent will relieve Subtenant of its obligation to timely pay Base Rent. Each partial payment by Subtenant shall be deemed a payment on account; and, no endorsement or statement on any check or any accompanying letter shall constitute an accord and satisfaction, or affect Sublandlord’s right to collect the full amount due. No payment by Subtenant to Sublandlord will be deemed to extend the Term or render any notice, pending suit or judgment ineffective. By notice to the other, each party may change its billing address.

12.	LATE CHARGES.

Subtenant acknowledges that late payment by Subtenant to Sublandlord of any Rent due hereunder will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Subtenant is delinquent in the payment of any Rent for more than three (3) business days after Subtenant’s receipt of written notice that such sum is overdue, Subtenant shall pay to Sublandlord on demand a “Late Charge” equal to five percent (5%) of such delinquent sum; provided, however, that Sublandlord shall not be obligated to give more than two (2) such notices per calendar year, with such subsequent failures to timely pay during such calendar year to be subject to such Late Charge without any notice whatsoever. Subtenant agrees that the Late Charge is not a penalty, and will compensate Sublandlord for costs not contemplated under this Sublease that are impracticable or extremely difficult to fix. Sublandlord’s acceptance of a Late Charge does not waive Subtenant’s default. Nothing in this Section contained and no acceptance of late charges by Sublandlord shall be deemed to extend or change the time for payment of Base Rent or Additional Charges.

13.	USE.

Subtenant shall use and occupy the Subleased Premises for general administrative non-governmental office use consistent with that of a first-class office building only and for no other purpose. Subtenant shall comply with the certificate of occupancy (provided it is delivered to Subtenant) relating to the Subleased Premises and with all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Subleased Premises and arising out of Subtenant’s use of the Subleased Premises.

14.	CONDITION OF SUBLEASED PREMISES.

Subtenant is leasing the Subleased Premises “as is” and Sublandlord is not required to perform any work or expend any monies, except as agreed pursuant to Sections 28 and 36, in connection with this Sublease. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections. Sublandlord shall deliver vacant possession of the Subleased Premises to Subtenant upon the full execution, delivery and approval by Landlord of this Sublease (“Commencement Date”).

15.	CONSENTS AND APPROVALS.

In any instance when Sublandlord’s consent or approval is required under this Sublease, unless provided elsewhere in this Sublease that Sublandlord may withhold its consent for any reason, such consent shall not be unreasonably withheld. However, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if such consent or approval has not been obtained from the Landlord under the Main Lease. Sublandlord shall have no obligation to take any action to compel Landlord’s consent to any matter or thing under the Main Lease or as to this Sublease. In the event that Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord.

16.	NOTICES.

All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid or by a recognized overnight delivery service at the address for Sublandlord and Subtenant as set forth below:

To Sublandlord	To Subtenant

Clifton Gunderson LLP	Century Communities Colorado, LLC

8390 East Crescent Parkway, Suite 600	8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111	Greenwood Village, Colorado, 80111

Attention: Dave Laundy	Attention: Robert Francescon

Notices, consents, approvals, demands and requests which are served upon Sublandlord or Subtenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder three (3) business days following the date on which such notice, consent, approval, demand or request shall have been mailed as aforesaid. Either party may, from time to time, change the names and/or addresses to which notices, consents, approvals, demands and requests shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a notice given in accordance with the provisions of this Section. Sublandlord shall request that the Landlord provide a copy to the Subtenant of any notice or written communication that the Landlord sends to Sublandlord relating in any way to the subleased space including any notices relating to violation of the Lease or of a default under the terms of the Lease.

17.	TERMINATION OF MAIN LEASE.

In the event of a default under the Main Lease of all or any portion of the premises demised hereby which results in the termination of the Main Lease, the Subtenant hereunder shall, at the option of the Landlord under the Main Lease, attorn to and recognize the Landlord as landlord hereunder and shall, promptly upon the Landlord’s request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Landlord shall not:

(a)	be liable for any previous act or omission of the Sublandlord under this sublease,

(b)	be subject to any offset, not expressly provided for in this Sublease, which shall have accrued to the Subtenant hereunder against said Sublandlord, or

(c)	be bound by any modification of this Sublease or by any prepayment of more than one month’s rent, unless such modification or prepayment shall have been previously approved in writing by the Landlord.

The Subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such Main Lease, to terminate this Sublease or surrender possession of the premises demised hereby.

18.	ASSIGNMENT AND SUBLETTING.

(a)	Except for our assignment or sublease to an affiliate or a subsidiary of Subtenant as permitted in the Main Lease, Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Subleased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of Sublandlord and Landlord under the Main Lease which consent may not be unreasonably withheld. In connection with a subletting or assignment, if any, Subtenant must comply with the terms of the Main Lease. Under no circumstances may Subtenant enter into a sublease, assignment or other agreement to use or occupy the Subleased Premises that provides for rent or other compensation based in whole or in part on the net income or profits from the business operated in the Subleased Premises. Subtenant may not enter into any such transfer if the proposed transferee is directly or indirectly related to the Landlord or the Sublandlord under §856, et seq. of the Internal Revenue Code of 1986 (as amended). Any such transfers shall be considered null, void and of no force or effect.

(b)	In the event Subtenant is a corporation, for purposes of this provision, the sale or transfer of fifty percent (50%) of the stock of Subtenant, whether in a single transfer or in transfers of lesser amounts which, when aggregated together, equal fifty percent (50%), shall be deemed an assignment of Subtenant’s interest under this Sublease. If Subtenant is a partnership, the provisions of this Paragraph shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Sublease. Neither the consent of Sublandlord to an assignment, subletting, concession, or license, nor the references in this Sublease to assignees, Subtenants, concessionaires or licensees, shall in any way be construed to relieve Subtenant of the requirement of obtaining the consent of Sublandlord to any further assignment or subletting or to the making of any assignment, subletting, concession or license for all or any part of the Subleased Premises.

(c)	In the event Sublandlord consents to any assignment of this Sublease, the assignee shall execute and deliver to Sublandlord an agreement in form and substance satisfactory to Sublandlord whereby the assignee shall assume all of Subtenant’s obligations under this Sublease. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Subtenant named herein and any other person(s) who at any time was or were a Subtenant shall remain fully liable on this Sublease, and if this Sublease shall be amended, modified, extended or renewed, the original Subtenant named herein and any other person(s) who at any time was or were a Subtenant shall remain fully liable on this Sublease so as amended, modified, extended or renewed.

(d)	Any violation of any provision of this Sublease by any assignee, Subtenant or other occupant shall be deemed a violation by the original Subtenant named herein, the then Subtenant and any other person(s) who at any time was or were a Subtenant; it being the intention and meaning that the original Subtenant named herein, the then Subtenant and any other person(s) who at any time was or were Subtenant shall all be liable to Sublandlord for any and all acts and omissions of any and all assignees, Subtenants and other occupants of the Subleased Premises. Notice of any violation of the Sublease by the then Subtenant shall be sent to Subtenant as required herein.

(e)	If this Sublease shall be assigned or if the Subleased Premises or any part thereof shall be sublet or occupied by any person or persons other than the original Subtenant named herein, Sublandlord may collect rent from any such assignee and/or any Subtenants or occupants, and apply the net amounts collected to the Base Rent and Additional Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section, or the acceptance of the assignee, Subtenant or occupant as Subtenant, or a release of any person from the further performance by such person of the obligations of Subtenant under this Sublease.

(f)	Subject to the following sentence, the provisions of this Section 16 shall not apply to transactions with an Entity (as hereinafter defined) into or with which Subtenant is merged or consolidated or with an entity to which substantially all of Subtenant’s assets are transferred (provided-such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the Entity has a net worth at least equal to or in excess of the net worth of Subtenant immediately prior to such merger or transfer) or, if such Entity is a partnership, with a successor partnership, nor shall the provisions of Section 18 apply to transactions with an Entity that controls or is controlled by Subtenant or is under common control with Subtenant (for purposes hereof, “control” shall mean ownership of not less than 50% of all of the voting stock or legal and equitable interest in the entity in question). In addition, such transferee must intend to operate in the Subleased Premises a business customarily found in first class office buildings in the Denver metropolitan area. Nothing in this section shall permit Subtenant or any successor to use or occupy the Subleased Premises for any purpose other than the purposes stated in Section 11 of this Sublease. For the purposes hereof, the term “Entity” shall mean any corporation, professional corporation, limited liability partnership, limited liability company or partnership.

19.	INSURANCE.

(a)	Before taking possession of the Subleased Premises for any purpose (including construction of Subtenant Improvements, if any) and during the Term, Subtenant will provide and keep in force the following coverage:

(i)	Commercial general liability insurance insuring Subtenant’s use and occupancy of the Subleased Premises and Common Areas, and covering personal and bodily injury, death, and damage to others’ property of not less than the $2,000,000.00 for any one accident or occurrence. Each of these policies shall include cross liability and severability of interests clauses, and be written on an occurrence, and not claims-made, basis. Each of these policies shall name Sublandlord, Landlord, the Building property manager, each secured lender, and any other party reasonably designated by Landlord or Sublandlord as an additional insured (“Additional Insured”).

(ii)	All risk insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) covering the full replacement cost of the Leasehold Improvements, Subtenant’s Personal Property, and Sublandlord’s Furniture & Equipment to be used by Subtenant during the term of this sublease pursuant to Section 35 (b) and 35 (c), (each as defined under the Main Lease). Each of these policies shall name Sublandlord and Landlord as Loss Payee to the extent of their interest in the Leasehold Improvements, Furniture and Equipment.

(iii)	If any boiler or machinery is operated in the Subleased Premises, boiler and machinery insurance.

(iv)	Insurance required by law, including workers’ compensation insurance.

(v)	Employer’s liability insurance with limits not less than $1 million.

(vi)	Commercial automobile liability insurance covering all owned, hired, and non-owned vehicles with a combined single limit of not less than $1 million for each accident or person.

(b)	Subtenant shall deliver to Sublandlord and the Landlord under the Main Lease a certificate of insurance for the types of insurance coverage required hereunder prior to the Commencement Date. Subtenant shall deliver to Sublandlord and the Landlord under the Main Lease a renewal certificate of insurance upon the renewal or replacement of any existing policy. Landlord and Sublandlord shall be given thirty (30) days notice if such policy is to be canceled or modified. All such policies shall be issued by companies licensed to do business in the State of Colorado, and shall be rated “AVIII” or better by Best’s Rating Guide. Sublandlord shall have the right at any time and from time to time if required by Landlord, to require Subtenant to increase the amount of the insurance maintained by Subtenant under this Section.

20.	ESTOPPEL CERTIFICATES.

Subtenant shall, within seven (7) days after each and every request by Sublandlord, execute, acknowledge and deliver to Sublandlord a statement in writing:

(a)	certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications),

(b)	specifying the dates to which the Base Rent and Additional Rent have been paid,

(c)	stating whether or not, to the best knowledge of Subtenant, Sublandlord is in default in performance or observance of its obligations under this Sublease, and, if so, specifying each such default and

(d)	stating whether or not, to the best knowledge of Subtenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Sublandlord under this Sublease, and, if so, specifying each such event.

Any such statement delivered pursuant to this Section may be relied upon by any prospective assignee or transferee of the leasehold estate under the Main Lease.

21.	ALTERATIONS.

Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or addition in or to the Subleased Premises without obtaining the prior consent of Sublandlord and Landlord under the Main Lease in each instance.

22.	RIGHT TO CURE SUBTENANT’S DEFAULTS.

If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublandlord shall have the right, but not the obligation, after the lesser of three (3) business days’ Notice to Subtenant or the time within which Landlord may act on Sublandlord’s behalf under the Main Lease, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem reasonably necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Subtenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the rate of one percent per calendar month or any part thereof or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditures.

23.	SECURITY.

(a)	Subtenant shall deposit with Sublandlord the sum of Nineteen Thousand Two Hundred Forty-Nine Dollars ($19,249.08) (the “Security Deposit”) as security for the performance by Subtenant of all of the terms, covenants and conditions of this Sublease on Subtenant’s part to be performed. The Security Deposit shall be paid by Subtenant upon execution of this Sublease and held by Sublandlord in a non interest bearing account. Sublandlord shall have the right, with notice to Subtenant, and regardless of the exercise of any other remedy Sublandlord may have by reason of a default, to apply any part of said deposit to cure any default of Subtenant, and, if Sublandlord does so, Subtenant shall upon demand deposit with Sublandlord the amount so applied so that Sublandlord shall have the full amount of the security at all times during the term of this Sublease. If Subtenant shall fail to make such deposit, Sublandlord shall have the same remedies for such failure as Sublandlord has for a default in the payment of Rent. If Subtenant performs all of its obligations hereunder, said Security Deposit, or as much has not been validly applied by Sublandlord, will be returned/applied without interest within thirty (30) days after the expiration of the Term, including any renewals thereof.

(b)	In the event of an assignment or transfer of the leasehold estate under the Main Lease, Sublandlord shall have the right to transfer the security to the assignee. The security deposited under this Sublease shall not be assigned or encumbered by Subtenant without the prior consent of Sublandlord, and any such assignment or encumbrance shall be void.

(c)	Subtenant covenants that it will not assign or encumber, or attempt to assign or encumber, the cash Security Deposit deposited hereunder, and that neither Sublandlord nor its successors or assigns shall be bound by any such encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Subtenant, its successors or assigns, or any guarantor of Sub-Tenant hereunder, the security shall be deemed to be applied to the payment of the Base Rent due Sublandlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Sublandlord in partial satisfaction of Sublandlord’s damages.

24.	BROKERAGE.

Subtenant represents to Sublandlord that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease other than Andrew L. Blaustein and Nathan R. Johnson III of Newmark Knight Frank Frederick Ross for Sublandlord and Rick Robinson of Space Commercial Real Estate for Subtenant (“Brokers”). Brokers will be paid by Sublandlord in accordance with a separate agreement. Subtenant agrees to indemnify, defend and hold harmless, Sublandlord and Landlord under the Main Lease from and against any claims made by any other broker or other person for a brokerage commission, finder’s fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) in connection with such claims if such other broker or other person claims to have had dealings with Subtenant. Sublandlord agrees to indemnify, defend and hold harmless, Subtenant and Landlord from and against any claims made by any other broker or other person for a brokerage commission, finder’s fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys fees) in connection with such claims if such other broker or other person claims to have had dealings with Subtenant.

25.	WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM.

Subtenant hereby waives all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, the Subleased Premises and the use and occupancy thereof, and any claim of injury or damages. Subtenant also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

26.	NO WAIVER.

The failure of Sublandlord to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublandlord. Sublandlord’s receipt and acceptance of Base Rent or Additional Rent, or Sublandlord’s acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublandlord of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord.

27.	COMPLETE AGREEMENT.

There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

28.	SIGNAGE; ADVERTISING.

Signs in the Subleased Premises shall be subject to the approval of Sublandlord and the Landlord under the Main Lease and shall be in compliance with the Main Lease. Sublandlord shall not unreasonably withhold its consent to such signage. However, Sublandlord’s refusal to consent to or approve any such request shall be deemed reasonable if such consent or approval has not been obtained from the Landlord under the Main Lease. There is reserved to Landlord under the Main Lease the right to direct Subtenant to remove any sign should Landlord deem such display inappropriate for the Subleased Premises. Subtenant shall not encumber or obstruct or permit to be encumbered or obstructed any hallway, service elevator, stairway or passageway at the Building. Subtenant shall comply with all of the laws, orders, rules and regulations of governmental authorities having jurisdiction thereof. Subtenant shall obtain and apply for all permits required for the installation or maintenance of any sign or window display. Notwithstanding the foregoing, Sublandlord will arrange with the Landlord under the Main Lease to provide for initial building standard directory listings in the lobby of the Building and suite signage at Sublandlord’s expense.

29.	PERMITS.

Subtenant, shall, at its own cost and expense, obtain any and all permits, licenses and/or certificates, of whatsoever kind or nature, from any and all authorities having jurisdiction over the Subleased Premises, necessary or required for the occupation and use of the Subleased Premises as provided for in this Sublease.

30.	SUCCESSORS AND ASSIGNS.

The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Main Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease. Any transfer or assignment shall not adversely affect Subtenant’s rights under the Sublease.

31.	INTERPRETATION AND ENFORCEMENT.

(a)	Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of Colorado. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

(b)	The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted and neither party shall be construed as the drafter of this Sublease. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

(c)	Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided.

(d)	All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

32.	CONSENT OF LANDLORD UNDER MAIN LEASE.

This Sublease shall have no effect until the Landlord under the Main Lease shall have given its written consent hereto in accordance with the terms of the Main Lease. If the Landlord under the Main Lease does not give its consent to this Sublease for any reason whatsoever within fourteen (14) days after the date hereof and this Sublease shall be deemed null and void and of no effect.

Notwithstanding anything to the contrary in sections 11, 15, 23 and 32, Sublandlord, at its sole cost, shall be responsible for obtaining the consent of Landlord to this Sublease and to the remodel of the Premises contemplated hereunder. Until such time as such consent is obtained, the security deposit and the first months rent that are to be paid upon the execution of this Sublease shall be held by Sublandlord. If such consent is not obtained and the Sublease is terminated pursuant to section 32, all money shall be immediately returned to Subtenant. Upon approval by Landlord of this Sublease, the money shall be applied in accordance with the Sublease.

33.	SURVIVAL.

Sublandlord’s and Subtenant’s obligations to observe and perform the terms, covenants, conditions and agreements in this Sublease shall survive the expiration or sooner termination of this Sublease.

34.	SUBLANDLORD’S RIGHT ON EVENT OF DEFAULT

(a)	On the occurrence of any Event of Default, the Sublandlord may:

(i)	re-enter and repossess any or all of the Premises and any or all of the improvements thereon and additions thereto; and/or

(ii)	declare the present value of the entire balance of the Base Rent at the lowest prime rate of interest in effect at a commercial full service bank in Denver, Colorado for the remainder of the Term or Option Term if exercised, to be due and payable immediately, and collect such balance in any manner not inconsistent with applicable law; provided that if the Sublandlord elects to relet any or all of the Premises following such acceleration of Base Rent, the provisions of subparagraphs (iii) of this Section 34 shall be applicable with respect to the rights of the Sublandlord and the Subtenant. Accelerated payments payable hereunder shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment of Base Rent in advance; and/or

(iii)	terminate this Sublease by giving written notice of such termination to the Subtenant, which termination shall be effective as of the date of such notice or any later date therefore specified by the Sublandlord therein (provided, that without limiting the generality of the foregoing provisions of this subparagraph (iii), the Sublandlord shall not be deemed to have accepted any abandonment or surrender by the Subtenant of any or all of the Premises or the Subtenant’s leasehold estate under this Sublease unless the Sublandlord has advised the Subtenant expressly and in writing, regardless of whether the Sublandlord has reentered or relet any or all of the Premises or exercised any or all of the Sublandlords’ other rights under the provisions of this Section or applicable law); and/or

(iv)

in the Sublandlord’s own name (but either (i) as agent for the Subtenant, if this Sublease has not then been terminated, or (ii) for the benefit of the Subtenant, if this Sublease has then been terminated), relet any or all of the Premises with or without any additional premises, for any, or all of the remainder of the Term or Option Term (or, if this Sublease has then been terminated, for any or all of the period which would, but for such termination, have constituted the remainder of the Term or Option Term) or for a period exceeding such remainder, on such terms and subject to such conditions as are acceptable to the Sublandlord in its sole and absolute discretion (including, without limitation, the alteration of any or all of the Premises in any manner which, in the Sublandlord’s judgment, is necessary or desirable as a condition to or otherwise in connection with such reletting, and the allowance of one or more concessions or “free-rent” or reduced-rent periods), and collect and receive the rents therefore. Anything contained in the provisions of this Sublease or applicable law to the contrary notwithstanding, (a) the Subtenant shall have no right in or to any surplus which may be derived by the Sublandlord from any such reletting, in the event that the proceeds of such reletting exceed any Rent, installment thereof or other sum owed by the Subtenant to the Sublandlord hereunder; and (b) the Subtenant’s liability hereunder shall not be diminished or affected by any such failure to relet or the giving of any such initial or other concessions or “free-rent” or reduced-rent periods in the event of any such reletting. In the event of any such reletting, the Subtenant shall pay to the Sublandlord, at the time and in the manner specified by the provisions of Article I (unless the Sublandlord has elected to accelerate Base Rent as provided in subparagraph (ii) of this Section 34.(a), in which event the Subtenant shall be obligated to pay such accelerated amount as provided in subparagraph (ii) of this Section 34.(a.) (x) the installments of the Rent accruing during such remainder (or, if this Sublease has then been terminated, damages equaling the respective amounts of such installments of the Rent which would have accrued during such remainder, had this Sublease not been terminated), less any monies received by the Sublandlord with respect to such remainder from such reletting of any or all of the Premises, plus (y) the cost to the Sublandlord of any such reletting (including, by way of example rather than of limitation, any attorneys’ fees and disbursements, leasing or brokerage commissions, repair or improvements expenses and the expense of any other actions taken in connection with such reletting), plus (z) any other sums for which the Subtenant is liable under Section 34.(d) and/or

(v)	cure such Event of Default in any other manner; and/or

(vi)	pursue any combination of such remedies and/or any other right or remedy available to the Sublandlord on account of such Event of Default under this Sublease and/or at law or in equity.

Nothing herein contained shall limit or prejudice the Sublandlord’s right to prove and obtain as damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved.

(b)	No such expiration or termination of this Sublease, or summary dispossession proceedings, abandonment, reletting, bankruptcy, re-entry by the Sublandlord or vacancy, shall relieve the Subtenant of any of its liabilities and obligations under this Sublease (whether or not any or all of the Premises are relet), and the Subtenant shall remain liable to the Sublandlord for all damages resulting from any Event of Default, including but not limited to, any damage resulting from the breach by the Subtenant of any of its obligations under this Sublease to pay Rent and any other sums which the Subtenant is obligated to pay hereunder.

(c)	If any or all of the Premises are relet by the Sublandlord for any or all of the unexpired Term of this Sublease, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(d)	On the occurrence of an Event of Default, the Subtenant shall, immediately on its receipt of a written demand therefore from the Sublandlord, reimburse the Sublandlord for (a) all expenses (including, without limitation, any and all repossession costs, management expenses, operating expenses, legal expenses and attorneys’ fees and disbursements) successfully incurred by the Sublandlord (i) in curing or seeking to cure any Event of Default and/or (ii) in exercising or seeking to exercise any of the Sublandlord’s rights and remedies under this Sublease and/or at law or in equity on account of any Event of Default, and/or (iii) otherwise arising out of any Event of Default, (b) interest on all such expenses, at the rate of twelve percent (12%) per annum or the highest rate then permitted on account thereof by applicable law, all of which expenses and interest shall be Rent and shall be payable by the Subtenant immediately on demand therefore by the Sublandlord.

34.	HOLDOVER.

(a)	Subtenant acknowledges that its agreement to timely vacate the Subleased Premises is a material part of this Sublease. In the event Subtenant shall hold over after the expiration of the Term (whether as provided in this Sublease or such earlier expiration date which may arise as a result of a default by Subtenant), the parties hereby agree that Subtenant’s occupancy of the Subleased Premises after the expiration of the Term shall be upon all of the terms set forth in this lease except Subtenant shall pay as rent for the holdover period an amount equal to one hundred fifty (150%) percent of the Base Rent payable by Subtenant during the last year of the Term. Such holdover period, unless otherwise approved by the Sublandlord, shall not exceed ninety (90) days.

Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Subleased Premises after the Termination Date or sooner termination of this Sublease and no acceptance by Sublandlord of payments from Subtenant after the Termination Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this paragraph, which provisions shall survive the Termination Date or sooner termination of this Sublease.

(b)	If Subtenant shall hold over or remain in possession of any portion of the Subleased Premises beyond the expiration of the Term, notwithstanding the acceptance of any Rent and Additional Rent paid by Subtenant pursuant to subsection (a) above, Subtenant shall be subject not only to summary proceedings and all damages related thereto, but Subtenant shall also indemnify Sublandlord from any and all damages, claims, liabilities or causes of action which result from Subtenant holding over including but not limited to claims by the Landlord under the Main Lease or lost opportunities by Sublandlord as a result of such holdover.

35.	SERVICES.

(a)	Sublandlord shall its commercially reasonable best efforts to ensure that Landlord provides to the Subleased Premises the services set forth in Article Seven (7) of the Main Lease, and shall request Additional Services from Landlord on Subtenant’s behalf. Subtenant shall pay to Sublandlord any and all charges billed to Sublandlord by Landlord for any services provided to the Subleased Premises.

(b)	Notwithstanding any such discontinuance of any service to be provided by Landlord pursuant to the Main Lease, this Sublease shall otherwise remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, provided that Subtenant shall be entitled to a diminution or abatement of rent to the same extent as Tenant under the Main Lease provided Sublandlord is awarded such relief or entitle Subtenant to any abatement or diminution in the Rent, or any rent payable hereunder except as set forth in Paragraph 4(c) above. Furthermore, Subtenant hereby waives and releases Sublandlord from any liability (including any diminution of rental value) by reason of inconvenience, annoyance or injury to Subtenant or injury to or interruption of Subtenant’s business or otherwise unless caused solely by the actions of inactions of Sublandlord.

36.	SUBTENANT IMPROVEMENTS

Sublandlord shall cause, at its sole cost and expense, the improvements identified in Exhibit D, (Tenant Improvements, Suite 650) attached hereto, which have been approved by the Subtenant, to be substantially completed prior to commencement of the Sublease. Any revisions after execution of the Sublease shall be at the sole cost and expense of the Subtenant.

37.	PARKING

Subtenant shall have right to use and enjoy a total of forty-eight (48) parking spaces for the Term of which, thirty (30) shall be unreserved, surface parking spaces and free charge, fourteen (14) shall be covered and unreserved spaces and two (2) shall be covered and reserved, in a location to be reasonably agreed to by Sublandlord and Subtenant. Subtenant shall reimburse Sublandlord monthly, as Additional Rent, the current market rates charged by the Landlord per the Main Lease for the fourteen (14) covered, unreserved spaces and the two (2) covered, reserved spaces, which are currently, although subject to change as provided in the Main Lease, $50 per month, per space and $100 per month, per space, respectively.

38.	FURNITURE, FIXTURES AND EQUIPMENT

Certain furniture owned by the Sublandlord, as noted and listed in Exhibit E attached hereto (Existing Furniture) and cabling shall remain in the space for the Subtenant’s use for the term of the sublease and shall be maintained by the Subtenant at its sole cost and expense. Subtenant shall keep the Existing Furniture and cabling in its “asis” location and configuration or shall return it to its “asis” location and configuration upon expiration of the Term. Upon expiration of the Term, Subtenant shall deliver the Existing Furniture and cabling back to Sublandlord in its previous condition, ordinary wear and tear excepted. Notwithstanding the foregoing, should Subtenant exercise and Sublandlord accept exercise of the Option Term then, provided Subtenant is not in default under the Sublease and occupying the space upon expiration of the Option Term, the Existing Furniture, shall become the sole property of the Subtenant and Sublandord shall convey such Property by bill of sale free and clear of all liens and encumbrances.

39.	RENEWAL OPTION.

Provided Subtenant is not in default after the expiration of all cure periods under the Sublease, Subtenant shall have a one time right, subject to Sublandlord approval, to extend the Term of the Sublease for a period of three (3) years (the “Option Term”). Tenant must exercise said Option Term by providing Landlord written notice of Subtenant’s request to extend the Term, at least one hundred twenty (120) days prior to expiration of the Term. Sublandlord shall, within Thirty (30) days after receipt of Subtenant’s written notice of exercise, advise Subtenant in writing if it approves Subtenant’s exercise of the Option Term. If Sublandlord approves Subtenant’s exercise of the Option Term, Base Rent shall be as provided in Section 11(a) and all other provisions of the Sublease shall remain unchanged. In the event that Sublandlord does not approve Subtenant’s exercise of the Option Term or in the event that the Main Lease is terminated, Sublandlord shall pay to the Subtenant, provided Subtenant is not in default after the expiration of all cure periods under the Sublease, the sum of One Hundred-Fifty Thousand Dollars ($150,000.00) within thirty days after expiration of the Term. Notwithstanding anything in this Section 39 to the contrary, Sublandlord may only elect not to approve Subtenant’s exercise of the Option Term if Sublandlord will utilize the Subleased Premises for the purpose of operating its business within the Building.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, Sublandlord and Subtenant have hereunto executed this Sublease as of the day and year first written above.

SUBLANDLORD

Clifton Gunderson LLP

By:

Name:	David E. Bailey

Title:	COO

SUBTENANT

Century Communities of Colorado, LLC

By:

Name:	Robert J. Fransen

Title:	CO-CEO

EXHIBIT A

FLOOR PLAN

Exhibit A – Page 1

EXHIBIT B

CONFIRMATION OF SUBLEASE TERM

Exhibit B – Page 1

EXHIBIT B

Confirmation of Sublease Term

THIS CONFIRMATION OF SUBLEASE TERM is made as of the      day of Jun, 2011, between Clifton Gunderson LLP (“Sublandlord”), and Century Communities Colorado, LLC (“Subtenant”), who entered into a Sublease dated for reference purposes as of April     , 2010, covering certain premises located at 8390 East Crescent Parkway, Suite 250, Greenwood Village, Colorado 80111. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. Sublandlord and Subtenant hereby agree that (i) the “Commencement Date” is June     , 2011; (ii) the “Termination Date” is July 31, 2015 and (iii) the Premises contain 11,132 rentable square feet.

2. Subtenant hereby confirms the following:

(a)	Subtenant has accepted possession of the Subleased Premises pursuant to the terms of the Sublease

(b)	Subtenant has no offsets or credits against rentals at the time it took possession of the Subleased Premises;

(c)	the $19,249.08 Security Deposit has been paid as provided in the Sublease;

(d)	the $17,857.58 representing the first month’s Base Rent has been paid as provided in the Sublease;

(e)	there is no default by Landlord or Sublandlord under the Sublease; and

(f)	the Sublease is in full force and effect.

3. Sublandlord represents and warrants, to the best of its information, knowledge and belief that it has fulfilled all of its duties of an inducement nature or as otherwise set for the in the Sublease and the Main Lease.

SUBLANDLORD

Clifton Gunderson LLP

By:

Name:

Title:

SUBTENANT

Century Communities Colorado, LLC

By:

Name:

Title:

EXHIBIT C

MAIN LEASE

Exhibit C – Page 1

Lessee: Clifton Gunderson, LLP

STANDARD OFFICE LEASE

DENVER TECHNOLOGICAL CENTER

TABLE OF CONTENTS

(continued)

DENVER TECHNOLOGICAL CENTER

STANDARD OFFICE LEASE

1. Basic Lease Provisions

1.1 Parties. This Lease, dated, for reference purposes only, July 13, 2007, is made by and between Board of Administration as Trustee for the Police and Fire Department Retirement Fund, a pension fund of the City of San Jose, California (herein called “Lessor”), and Clifton Gunderson LLP, a Delaware limited liability partnership, (herein called “Lessee”).

1.2 Premises. The entire fifth (5th) and sixth (6th) floors and Suite Number 250, in the Building (as defined in Sections 1.3 and 2.1 hereof), consisting of approximately 49,318 rentable square feet, more or less, as defined in Section 2 and as shown on Exhibit “A” hereto (the “Premises”).

1.3 Building. Commonly described as 8390 East Crescent Parkway, in the City of Greenwood Village, County of Arapahoe, State of Colorado.

1.4 Use. General office purposes, the conduct of a general public accounting practice and ancillary to such accounting practice, the sale of insurance, securities and other financial products and services.

1.5 Possession. Lessor shall deliver physical possession of the Premises to Lessee on or about July 16, 2007 (“Possession Date”) for the purpose of completing Lessee’s Work (as defined in Section 6.4 hereof). Possession of the Premises shall be deemed tendered to Lessee by Lessor when: (i) the Building utilities are ready for use in the Premises and (ii) Lessee has reasonable access to the Premises. Lessee’s and Lessor’s obligations contained in Sections 6.4, 7.1, 7.3 and 8 hereof shall be effective from the Possession Date until the Commencement Date (as defined below).

1.6 Term. One hundred twenty-nine (129) months, commencing on the earlier of November 1, 2007 (the “Scheduled Commencement Date”) or the date Lessee takes occupancy of the Premises (the “Commencement Date”) and ending on July 31, 2018 (the “Termination Date”), subject to the option to extend described in Section 39. Lessee shall be entitled to enter the Premises up to two (2) weeks prior to the Commencement Date to install furniture, fixtures, and equipment, and such early entry shall not be construed as “taking occupancy” for purposes of fixing the Commencement Date hereunder. For purpose of this Lease, including without limitation, Section 3.2 hereof, the term “occupancy or occupies” or any variation thereof shall mean conducting business or the physical presence of employees other than for installation of furniture, fixtures, and equipment in the Premises. Once the Commencement Date has been established, Lessor and Lessee shall complete and execute the Commencement Date Certification substantially in the form of Exhibit “C” attached hereto.

1.7 Base Rent. Base Rent for the period November 1, 2007 to July 31, 2008, shall be zero dollars per month. Commencing August 1, 2008 (the “Rent Commencement Date”), Base Rent shall be $95,553.63 per month, payable pursuant to Section 4.

1.8 Base Rent Increase. The monthly Base Rent payable under Section 1.7 above shall be adjusted on each anniversary of the Rent Commencement Date resulting in an increase of $0.50 per square foot per year as set forth in the following schedule:

1.11 Lessee’s Share. 36.52%

2. Premises, Parking and Common Areas.

2.1 Premises. Subject to the terms, covenants and conditions set forth in this Lease, Lessor hereby leases to Lessee and Lessee leases from Lessor the Premises specified in Section 1.2 of the Basic Lease Provisions. The Premises are a portion of the Building identified in Section 1.3 of the Basic Lease Provisions. As used herein, the term “Building” shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the “Office Building Project.” As used herein, the term “Common Areas” shall include all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls. Lessor reserves unto itself and its designees the use of the roof, exterior walls and area beneath the floor and above the ceiling Premises, together with the right, from time to time, to install, maintain, use, repair and replace utility lines, tunneling, pipes, ducts, conduits, and wire and the like leading under, over or through the Premises.

2.2 Vehicle Parking. Subject to the rules and regulations attached hereto as Exhibit “B” (the “Rules and Regulations”), and as established by Lessor or its duly authorized parking operator from time to time, Lessee shall be entitled to lease and use two hundred four (204) parking spaces (4.14 per 1,000 rentable square feet) in the parking garage structure within the Office Building Project, of which seventy-four (74) (1.5 per 1,000 rentable square feet) shall be covered spaces and one hundred thirty (130) shall be uncovered spaces. Sixteen (16) of the 74 covered spaces, specifically parking spaces C13 through and including C28 as depicted on Exhibit E attached hereto, shall be reserved spaces and the other fifty-eight (58) covered spaces shall be unreserved. All covered parking shall be free to Lessee until July 31, 2008. Commencing August 1, 2008, the reserved covered parking spaces shall be leased to Lessee at the rate of $100.00 per month per space, subject to adjustment as hereafter set forth, and the unreserved spaces shall be leased to Lessee at the rate of $45.00 per month per space, subject to adjustment as hereafter set forth. All surface lot parking outside the parking garage structure and surface spaces on the top level of the parking garage structure shall be free to Lessee throughout the Term of this Lease. All parking charges shall be Additional Rent hereunder.

(a) Parking rates for covered parking shall be adjusted as of August 1, 2013, and as of the commencement of each Extension Term, if any, to the then existing market rate for covered parking charged by Lessor, but not by more than five percent (5%) per annum cumulative above the initial rates.

(b) If Lessee’s employees violate any parking rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and invoice Lessee for the cost of such removal, which invoice shall be payable immediately upon receipt.

(c) Lessor reserves the right, in its discretion, (i) to reconfigure the parking area and ingress to and egress from the parking area, (ii) to modify the directional flow of traffic in the parking area, (iii) subject to the rights of Lessee contained in this Section 22 as to the number (but not location) of parking spaces allocated to Lessee, to allocate and assign parking spaces among Lessee and the other tenants of the Building or to restrict the use of certain parking spaces for certain tenants, and (iv) subject to the rights of Lessee contained in this Section 2.2 as to the number (but not location) of parking spaces allocated to Lessee, to install or otherwise implement and amend parking rules and regulations, and control or monitoring devices for the parking facilities, including a paid parking program subject to this Section 2.2. Notwithstanding the foregoing, Lessor shall exercise its right to relocate the reserved parking spaces allocated to Lessee hereunder in a reasonable manner and only if made to a comparable location with respect to proximity to the Building.

(d) Lessor encouraged Lessee in its reasonable discretion to establish and maintain during the Term a program to reasonably encourage maximum use of public transportation by personnel of Lessee employed on the Premises, including without limitation, distributing to such employees written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building, staggering employee working hours, and encouraging use of public transportation, all at Lessee’ sole reasonable cost and expense. Lessee agrees to comply with all regulations and ordinances of the City of Greenwood Village or the County of Arapahoe governing transportation management in the jurisdiction in which the Building is located.

2.3 Common Areas - Rules and Regulations. Lessee agrees to abide by and conform to and to cause its employees, suppliers, shippers, customers, and invitees to abide by and conform to the Rules and Regulations with respect to the Office Building Project. Lessor or such other person(s) as Lessor may appoint (the “Property Manager”) shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce the Rules and Regulations so long as such modifications or amendments do not unreasonably interfere with Lessee’s use of or access to and from the Premises and parking garage structure. Lessor shall not be responsible to Lessee for the noncompliance with the Rules and Regulations by other lessees, their agents, employees and invitees of the Office Building Project, provided Lessor takes reasonable steps to enforce the Rules and Regulations. In the event of a conflict, this Lease prevails over the Rules and Regulations.

2.4 Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion but consistent with Lessor’s obligations pursuant to Section 7.1 hereof, from time to time:

(a) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including, but not limited to, the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide the parking facilities required by applicable law and as provided for in this Lease;

(b) To close temporarily any of the Common Areas for maintenance and repair purposes so long as reasonable access to the Premises remains available;

(c) To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may deem to be appropriate;

(g) To relocate locker and shower facilities for tenants of the Building from time to time in Lessor’s sole discretion; provided, however, that Lessor shall maintain throughout the term of this Lease common locker and shower facilities comparable to such facilities currently located on the first floor of the Building.

2.5 Americans with Disabilities Act of 1990. Lessor warrants that to the best of its knowledge, the Office Building Project currently meets all requirements of the Americans with Disabilities Act of 1990 (“ADA”) which by their terms require Lessor’s compliance. Throughout the Term, Lessor shall maintain its compliance with all existing requirements under the ADA.

3. Term.

3.1 Term. The term of this Lease (the “Term”) and the Commencement Date shall be as specified in Section 1.5 of the Basic Lease Provisions. All of Lessee’s obligations under this Lease shall be effective as of the Commencement Date.

3.2 Early Occupancy. If Lessee occupies the Premises prior to the Scheduled Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the Expiration Date, and Lessee shall pay Rent as set forth in Section 4 hereof for the period of such occupancy.

3.3 Early Termination. Lessee shall have a one-time right to terminate this Lease in its entirety only effective July 31, 2015, upon giving Lessor written notice of such early termination not later than November 1, 2014. If Lessee exercises said right to early termination, the following shall apply:

(a) This Lease will terminate in its entirety on July 31, 2015.

(b) Lessee shall comply with all terms set forth herein with respect to termination and surrender as if the Term had expired hereunder.

(c) Lessee shall be liable for full and faithful performance of all terms of this Lease to the date of early termination.

(d) Lessee shall pay Lessor simultaneously with delivery of its written notice of early termination an amount equal to the unamortized portion (with amortization calculated using an annual 8% interest rate) of (i) Lessee’s Improvement Allowance provided to Lessee by Lessor hereunder, including any amounts advanced by Lessor to Lessee as Additional Allowance, and of (ii) brokerage commissions paid by Lessor. Failure to make this payment with delivery of written notice shall render such notice void and ineffective. The calculation of the termination payments, assuming full use by Lessee of the Improvement Allowance and the Additional Allowance, is further defined in Exhibit G. In the event Lessee uses less than the full Improvement Allowance or Additional Allowance, the parties shall, not later than one hundred twenty (120) days after Commencement Date, recalculate the termination payments using the same methodology used in Exhibit G and shall replace Exhibit G with an amended Exhibit G setting forth such recalculations.

4. Rent.

4.1 Base Rent. From and after the Rent Commencement Date, by the first day of each calendar month during the Term, Lessee shall pay to Lessor the Base Rent for the Premises set forth in Section 1.6 of the Basic Lease Provisions, without notice, offset or deduction. Base Rent for any period during the Term which is for less than one month shall be prorated on the basis of a 30-day month. Base Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

4.2 Additional Rent. From and after the Commencement Date, Lessee shall pay to Lessor all charges and other amounts required under this Lease (including parking charges pursuant to Section 2.2) as additional rent (“Additional Rent”). Base Rent and Additional Rent shall be referred to herein as “Rent”. Additional Rent shall include, but not be limited to Lessee’s Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the “Operating Expense Increase”, in accordance with the following provisions:

(a) “Lessee’s Share” is defined as the percentage set forth in Section 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises (49,318 rentable square feet) by the total approximate square footage of the Office Building Project (135,044 rentable square feet). It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project.

(b) “Base Year” shall be the calendar year 2008.

(c) “Comparison Year” is defined as each calendar year during the Term subsequent to the Base Year. Lessee’s Share of the Operating Expense Increase for each partial Comparison Year included in the Term shall be prorated on the basis of a 365-day year. If the average occupancy of the Office Building Project is not at least ninety-five percent (95%) for any Comparison Year, then Lessor will make an appropriate adjustment of the Operating Expenses for such Comparison Year to determine what the annual Operating Expenses would have been if the average occupancy of the Office Building Project had been ninety-five percent (95%), and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Comparison Year. For any Comparison Year in which Lessor adjusts the Operating Expenses to reflect an average occupancy of ninety-five percent (95%), the Operating Expenses for the Base Year also shall be adjusted to reflect an average occupancy of ninety-five percent (95%) for the Base Year (unless the average occupancy of the Office Building Project was ninety-five percent (95%) or more for the Base Year, in which case it shall be unnecessary to adjust the Operating Expenses for the Base Year).

(d) “Operating Expenses” is defined, for purposes of this Lease, to include all costs and expenses paid or incurred by Lessor in the exercise of its reasonable discretion, for:

(i) The operation, management, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Office Building Project, including, but not limited to, the following:

(aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

(bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Office Building Project, including elevators and escalators, tenant directories, fire detection systems, including sprinkler system maintenance and repair (the “Building Systems”).

(ii) General maintenance, trash disposal, janitorial and security services. Security services are governed by Section 40 hereof. The current scope of janitorial services are set forth on the attached Exhibit “F,” subject to change from time to time by Landlord in its reasonable discretion consistent with Lessor’s obligations pursuant to Section 7.1 hereof;

(iii) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an “Operating Expense”;

(iv) The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under Section 8 hereof;

(v) The amount of the Real Property Taxes (as defined in Section 10.3 hereof) to be paid by Lessor under Section 10.1 hereof including any fees paid by Lessor to contest or appeal the tax assessment for purposes of lowering such assessment;

(vi) The cost of water, sewer, gas, electricity, and other publicly mandated services to the Office Building Project;

(vii) Labor, salaries, payroll taxes and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office Building Project and accounting and a management fee attributable to the operation of the Office Building Project (provided, however, that the property management fee includable in Operating Expenses shall not exceed 2.65% of the gross income of the Office Building Project); and

(viii) The cost of any capital improvements made by Lessor to the Office Building Project, the common facilities or any part thereof for the purpose of (A) repairing, replacing, refurbishing, or rehabilitating existing capital improvements or equipment, or (B) reducing operating expenses for the Office Building Project or (C) meeting requirements or changes in laws, but specifically excluding capital improvements which materially expand the Office Building Project, such cost to be amortized over a reasonable period as Lessor shall determine, together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Lessor on funds borrowed for the purpose of constructing or replacing such capital improvements; provided, however, that the cost of any capital improvements made by Lessor to the Office Building Project, the common facilities, or any part thereof for the purpose of reducing operating expenses or to meet requirements or changes in laws, which have a useful life of three (3) years or more, shall be amortized over the useful life of such improvements.

(e) Operating Expenses shall not include any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

(f) Notwithstanding anything herein to the contrary, the following are specifically excluded from Operating Expenses: costs of utilities for other lessees in the Building; principal or interest payments on the loans secured by mortgages on the Office Building Project, or any part thereof (except for the financing of reimbursable repairs or improvements over reasonable periods of time), the cost of any special service or improvement provided to or for a lessee of the Building which is not provided generally to the other lessees of the Building; advertising and promotional activities and costs and expenses incurred in connection with leasing space in the Building, including, but not limited to, leasing or brokerage commission, advertising, promotional expenses, legal fees for preparation of leases, court costs and legal fees incurred to enforce the obligations of lessees under other leases of the Building; costs recoverable by Lessor pursuant to its insurance policies; costs due to Lessor’s default under this Lease; costs due to the gross negligent acts or omissions or the intentional misconduct of Lessor or its employees, agents, contractors, or representatives; any costs or fines due to Lessor’s violation of any applicable statute, law, ordinance or governmental rule; original construction costs of the Building or Common Areas.

(g) Lessee’s Share of any Operating Expense Increase shall be payable by Lessee within fifteen (15) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor which statement shall include a reasonable explanation of any increase in the Operating Expenses from year to year (“Operating Expense Statement”). At Lessor’s option, however, an amount may be estimated by Lessor from time to time, and the same shall be payable monthly or quarterly, as Lessor shall designate during each Comparison Year of the Term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor’s estimate of Lessee’s Share of Operating Expense Increase, the Operating Expense Statement shall include a reasonably detailed statement showing the actual amount of Lessee’s Share of the Operating Expense Increase incurred during such year. If Lessor’s estimate of Lessee’s Share of Operating Expense Increase exceeded the actual amount of Lessee’s Share of Operating Expense Increase, Lessee shall be entitled to credit in the amount of such overpayment against the portion of Lessee’s Share of Operating Expense Increase next falling due, or, if this Lease has terminated, such excess shall be refunded to Lessee within fifteen (15) days after delivery by Lessor to Lessee of the Operating Expense Statement. If Lessor’s estimate of Lessee’s Share of Operating Expense Increase was less than the actual amount of Lessee’s Share of Operating Expense Increase, Lessee shall pay to Lessor (whether or not this Lease has terminated) the amount of the deficiency within fifteen (15) days after delivery by Lessor to Lessee of the Operating Expense Statement.

(h) Notwithstanding anything to the contrary, in calculating Lessee’s Operating Expense Increase, the Operating Expense Increase attributable to controllable Operating Expenses shall not exceed five percent (5%) per year on a cumulative basis throughout the Term hereof. “Controllable Operating Expenses” are those Operating Expenses which Lessor, through the exercise of commercially reasonable efforts, may affect the amount of increase from year to year. The parties acknowledge that Operating Expenses which cannot be controlled by commercially reasonable efforts include, but are not limited to, taxes, insurance, utilities, and snow and ice removal.

(i) For a period of ninety (90) days after delivery of the Operating Expense Statement to Lessee, Lessee and Lessee’s agents shall have the right to audit, inspect, and copy the books and records of Lessor with respect to the Operating Expenses which were passed through to Lessee for such year, upon ten (10) days advance written notice to Lessor. Lessor shall cooperate with Lessee in providing Lessee reasonable access to its books and records during normal business hours for this purpose. If the results of the audit show that the actual Operating Expenses for the year differ from amounts used to calculate the assessment against Lessee, or if expenses specifically excluded from the definition of Operating Expenses pursuant to this Lease have been included in the calculations, Lessor or Lessee shall promptly pay one to the other such amounts as necessary to correct the balance. If the results of any audit show that the amount used to charge Lessee exceeds the amount of the actual permitted Operating Expenses by more than five percent (5%), Lessor shall pay the costs and expenses of such audit.

(j) Lessor estimates that the annual Operating Expenses for 2007 will be $10.25 per rentable square foot.

5. Intentionally Omitted.

6. Use.

6.1 Use. The Premises shall be used and occupied solely by Lessee and Lessee shall use the Premises solely for the purpose set forth in Section 1.4 of the Basic Lease Provisions and for no other purpose, without the express written permission of Lessor. Lessee hereby agrees that any variation from or expansion of the use specified herein shall constitute a material breach of this Lease.

6.2 Compliance with Law.

(a) Lessee’s Obligations. Lessee shall, at Lessee’s expense, promptly comply in all material respects with all Applicable Laws, all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises or any other body exercising similar functions. As used herein, the term “Applicable Laws” means all applicable laws, codes, ordinances, orders, rules, regulations and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof relating to or affecting Lessee, the Office Building Project or the Building or the use, operation or occupancy of the Premises, whether now existing or hereafter enacted. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

(b) Lessor’s Obligations. Lessor shall, at Lessor’s expense, promptly comply in all material respects with all Applicable Laws, all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Office Building Project or any other body exercising similar functions. Lessor shall conduct its business in a lawful manner.

6.3 Specially Designated National or Blocked Person. Lessee certifies that, to the best of its knowledge, it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation designated by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person, group, entity or nation pursuant to any Applicable Laws that are administered or enforced by the Office of Foreign Assets Control, nor is Lessee initiating, facilitating or engaging in this transaction, directly or indirectly, for or on behalf of any such person, group, entity or nation.

6.4 Acceptance of Premises; Lessee’s Work

(a) The Premises as furnished by Lessor consist of the improvements as they exist as of the date hereof. Except as otherwise provided in this Section 6, Lessor shall have no obligation for construction work or improvements on the Premises, and Lessor’s contribution to the construction and improvements consists of delivery of possession of the Premises to Lessee in their as-is condition, and with all existing faults (if any), and timely payment of the Improvement Allowance and Additional Allowance (both as defined in Section 6.4(e) below) as required in this Section 6. Notwithstanding the foregoing, in the event Lessee shall, in the course of its construction of the Premises, discover material environmental issues, including but not limited to asbestos or mold, Lessor shall, at Lessor’s sole cost and expense, remove or remediate such environmental issues (“Lessor’s Remediation”), either concurrent with Lessee’s Work hereunder if possible, or if not possible, immediately upon discovery prior to Lessee’s continuing with Lessee’s Work. Unless otherwise agreed in writing by Lessor and Lessee, the improvements now or hereafter situated upon the Premises, whether constructed by, for, or at the expense of either Lessor or Lessee, are and shall become a part of the Premises, are owned by Lessor and Lessee shall have only a leasehold interest therein.

(b) Prior to entering into this Lease, Lessee has made a thorough and independent examination of the Premises and all matters relating to Lessee’s decision to enter into this Lease. Lessee is thoroughly familiar with all aspects of the Premises and is satisfied that they are in an acceptable condition and meet Lessee’s needs. Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Possession Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that the Premises are in good order and repair and that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor’s agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee’s business.

(c) Lessor approves RNL Design (“RNL”) to be the architect for all architectural, mechanical, electrical, plumbing, and all construction documents and drawings. Lessor approves Provident Construction, Inc. (“PCI”) to be the general contractor to perform all of Lessee’s Work (as defined in Section 6.4(d)). Lessee and its construction manager, The Catalyst Planning Group, shall be responsible for the Lessee’s Work with oversight and review by Lessor’s construction manager. Lessor shall charge a construction management, overhead, or supervision fee of one percent (1%) of the amount of the Improvement Allowance actually paid by Lessor, not to exceed $15,000.00. All costs of construction management, both Lessee’s and Lessor’s, may be charged against the Improvement Allowance.

(d) Subject to Lessor’s obligation to provide the Improvement Allowance and Additional Allowance, Lessee, at Lessee’s sole cost and expense and, except as modified in this Section 6.4, in accordance with Section 7.3 hereof and the space plan for the Premises prepared by RNL dated June 29, 2007 (“Space Plan”), shall perform all demolition work and construct improvements and all other work required to complete the Premises according to the Space Plan to a finished condition ready for Lessee to open for business (“Lessee’s Work”). Lessee shall cause RNL to prepare architectural plans, drawings and specifications and engineering work drawings for Lessee’s Work based on the Space Plan, including, without limitation, electrical, telephone, plumbing and finishes (the “Final Plans”) and shall submit them for the Lessor’s approval (the “Final Plans Submittal”) which approval shall not be unreasonably withheld, conditioned or delayed. If Lessor fails to reasonably disapprove the Final Plans Submittal by written notice to Lessee, which notice states in detail Lessor’s commercially reasonable objections, within five (5) business days of its receipt of the Final Plans Submittal, Lessor shall be deemed to have approved the Final Plans. If Lessor timely disapproves the Final Plans Submittal, Lessee shall cause RNL to revise the Final Plans Submittal in accordance with the Lessor’s commercially reasonable objections and resubmit the same to Lessor for Lessor’s approval or disapproval in accordance with the procedures set forth above, provided that Lessor’s time to object to each subsequent Final Plans Submittal shall be two (2) business days instead of five (5) business days, and revision and resubmittal of the Final Plans shall continue until the same has been approved (or deemed approved) by Lessor. When so approved (or deemed approved), the Final Plans shall be referred to as the “Approved Plans”. Lessee shall not be required to commence or complete any portion of Lessee’s Work prior to Lessor’s approval (or deemed approval) of the Final Plans. The parties shall work together in good faith in order to agree upon the Approved Plans as soon as practical after the date of this Lease so as so allow Lessee to meet the Scheduled Commencement Date.

(e) Lessor shall provide an allowance (the “Improvement Allowance”) to be applied to the cost of Lessee’s Work an amount not to exceed Two Million Ninety-Six Thousand Fifteen Dollars ($2,096,015). The cost of Lessee’s Work in excess of the Improvement Allowance shall by paid by Lessee; provided, however. Lessor acknowledges that one hundred percent (100%) of the salvage and recycling value received by Lessee for materials removed from the Premises by virtue of Lessee’s Work shall inure to the benefit of Lessee in its costs related to Lessee’s Work. Up to Two Hundred Forty-Six Thousand Five Hundred Ninety Dollars ($246,590) of the Improvement Allowance may be used for new furniture and cabling. The Improvement Allowance may be used for the cost of signage pursuant to Section 34 hereof. Any unused Improvement Allowance may be utilized to offset architectural fees and/or moving expenses. If Lessee requests, such request to be in writing and delivered to Lessor not later than ninety (90) days after the Commencement Date, Lessor shall make available to Lessee up to an additional Four Hundred Ninety-Three Thousand One Hundred Eighty Dollars ($493,180) of improvement allowance (the “Additional Allowance”). The Additional Allowance shall be amortized over the remainder of the initial Term at eight percent (8%) interest, with monthly payments treated as Additional Rent hereunder and are not subject to abatement during any free Base Rent period. Any funds not timely requested hereunder shall lapse and no longer be available.

(f) Lessee shall be entitled to disbursements from Lessor, from time to time, from the Lessee Improvement Allowance and, if requested, the Additional Allowance for payment of actual costs incurred by Lessee for Lessee’s Work; provided, however, as a condition to each disbursement, Lessee shall deliver to Lessor (i) lien waivers and releases conforming to the requirements of Applicable Laws from each contractor performing work for which payment is sought, (ii) invoices, receipts, vouchers and other evidence substantiating the cost of the work, together with any general contracts and subcontracts for amounts over $50,000 and (iii) such other evidence as Lessor may reasonably request from time to time to confirm that all work for which payment is requested was performed in compliance with the provisions of Sections 6.4 and 7.3 hereof. Lessee shall provide written notice requesting a disbursement (a “Disbursement Request”) to Lessor. The Disbursement Request shall include a certified statement by RNL, PCI and Lessee indicating the proposed date of such disbursement, the proposed amount of such disbursement and a list of contractors, sub-contractors, and suppliers and the amounts to be paid such person from such disbursement, and a description of the work and supplies which have been furnished and completed by such persons for such disbursement. Upon receipt of a Disbursement Request that meets the requirements of this Section, Lessor shall promptly review and pay such Disbursement Request within twenty-one (21) days of receipt or provide Lessee with Lessor’s commercially reasonable objections to such Disbursement Request, if Lessor disapproves of the Disbursement Request, Lessee shall revise the request in accordance with Lessor’s commercially reasonable objections and resubmit the same to Lessor for approval and payment in accordance with this procedure and such resubmittals shall continue until the Disbursement Request, as revised, has been approved and paid by Lessor.

(g) Lessor, at its cost, and not as a part of the Improvement Allowance, will undertake the construction of all common corridors on the second (2nd) floor, if necessary, as a result of a multi-tenant corridor system including framing and finishes (carpet, paint, wall finishes, etc.). Lessor may undertake this work coterminously with Lessee’s work,

(h) In the event either party hereto is delayed, hindered or prevented from the performance of any act required under this Section 6.4 by reason of strikes, lockouts, labor troubles, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, terrorism, bioterrorism, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability), or in the event Lessee’s Work is delayed as a result of Lessor’s Remediation pursuant to Section 6.4(a) hereof (herein collectively, “Force Majeure Delays”), then the party affected by Force Majeure Delays must give prompt written notice of the occurrence of Force Majeure Delays to the other party and upon such notice performance of such act and, if necessary, the Scheduled Commencement Date shall be excused for the period of the delay. Provided that the parties shall use best efforts to mitigate the effects of any Force Majeure Delay, the period for the performance of any act delayed by a Force Majeure Delay and the Scheduled Commencement Date shall be extended as necessary as a result of such Force Majeure Delay, but not more than the period equivalent to the period of such delay.

7. Maintenance, Repairs, Alterations and Common Area Services

7.1 Lessor’s Obligations. Lessor covenants and agrees that it shall operate and maintain the Office Building Project in a clean, first class, high quality condition, and reasonably free of ice, snow and other obstructions. Subject to receipt by Lessor of Lessee’s Share of any Operating Expense Increase, Lessor shall repair and maintain the structural portions of the Premises (including the roof structure and membrane and exterior walls) the Building Systems and Common Areas; provided that Lessee shall be obligated to reimburse Lessor for any repair or maintenance if necessitated or occasioned by the acts, omissions or negligence of Lessee, or any of its servants, employees, contractors, agents, visitors or licensees, which Lessee could have reasonably prevented. Except as provided in Section 9.4, there shall be no abatement of rent or liability of Lessor on account of any injury or interference with Lessee’s business arising from the making of any improvements, alterations or repairs to any portion of the Office Building Project or to fixtures, appurtenances and equipment therein, nor shall any such improvement, alteration or repair constitute an eviction or disturbance of Lessee’s use or possession of the Premises.

7.2 Lessee’s Obligations.

(a) Lessee shall take good care of the Premises and keep the Premises in good working order and in a clean, safe and sanitary condition. Notwithstanding Lessor’s obligation to keep the Premises in good condition and repair, Lessee shall pay, as Additional Rent, the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, that is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of such periodic painting or repair or replacement of wall coverings at the Premises as may reasonably be required and approved by Lessor and for the repair or replacement of any improvements in the Premises that are not ordinarily a part of the Building or that are above generally accepted building standards.

(b) On the last day of the Term, or upon any sooner termination of this Lease, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee’s trade fixtures, Alterations (as defined in Section 7.3(a) hereof), installations, improvements, additions, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the Premises and in good operating condition.

7.3 Alterations and Additions.

(a) Except for Alterations costing $25,000 or less and which do not involve structural work or effect the HVAC, plumbing or electrical systems (although Lessee must still give Lessor notice of such Alterations), Lessee shall not make or permit any alterations, installations, improvements, additions, or repairs, structural or otherwise (collectively, “Alterations”), in, on or about the Premises, or the Office Building Project without Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. As used herein, the term “Alterations” shall include, but not be limited to, carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. Along with any request for consent, Lessee will deliver to Lessor plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations (collectively a “Submittal”). Thereafter, Lessor shall review the Submittal and provide written notice to the Lessee of any objection to the Submittal and explaining in detail any commercially reasonable changes required for Lessor’s approval. Thereafter, Lessee may tender a revised Submittal and the review process shall repeat itself until Lessor’s consent is obtained. If Lessor does not provide written notice of objection to a Submittal within two (2) weeks after receipt of the initial Submittal, or five (5) business days of any revised Submittal, then Lessor shall be deemed to have approved such Submittal. If Lessor approves the proposed Alterations, Lessee will, before commencing the Alterations, deliver to Lessor copies of all contracts, certificates of insurance, copies of all necessary permits and licenses and such other information relating to the Alterations as Lessor reasonably requests. Lessee will cause all approved Alterations to be constructed (i) in a good and workmanlike manner, (ii) in compliance with all Applicable Laws (as defined in Section 6.2), (iii) in accordance with the Rules and Regulations and with any design guidelines established by Lessor, (iv) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises or any other body exercising similar functions, and (v) during times reasonably determined by Lessor to minimize interference with other lessees’ use and enjoyment of the Office Building Project.

(b) Lessee shall pay the cost and expense of all Alterations, including, without limitation, a reasonable out-of-pocket charge for Lessor’s review, inspection and engineering time, and for any painting, restoring or repairing the Premises or the Building that the Alterations occasion. Prior to commencing any Alterations, Lessee will deliver the following to Lessor in form and amount reasonably satisfactory to Lessor: (i) demolition (if applicable) and payment and performance bonds, (ii) builder’s “all risk” insurance in an amount at least equal to the replacement value of the Alterations, and (iii) evidence that Lessee and each of Lessee’s contractors have in force commercial general liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Lessee under Section 8. The insurance policies described in clauses (ii) and (iii) must name Lessor, Lessor’s lender and the Property Manager as additional insureds.

(c) Lessor may inspect construction of the Alterations. Immediately upon completion of any Alterations, Lessee will furnish Lessor with contractor affidavits and full and final lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations. Lessee will remove any Alterations Lessee constructs in violation of this Section 7.3 within ten (10) days after Lessor’s written request and in any event prior to the expiration or earlier termination of this Lease. All Alterations Lessee makes or causes to be made to the Premises (including all telephone, computer, security and other wiring and cabling located within the walls of the Premises, but excluding Lessee’s movable trade fixtures, furniture and equipment) become the property of Lessor and a part of the Building immediately upon installation and, unless Lessor requests Lessee to remove the Alterations, Lessee will surrender the Alterations to Lessor upon the expiration or earlier termination of this Lease at no cost to Lessor.

(d) Lessee will keep the Premises and the Office Building Project free from any mechanics’, materialmen’s’, or other liens arising out of any work performed, materials furnished or obligations incurred by or for Lessee. In the event that Lessee shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause any such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith (including, without limitation, reasonable counsel fees) shall be payable to Lessor by Lessee upon demand. Lessor shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Lessor shall deem proper for the protection of Lessor, the Premises, and the Office Building Project, from mechanics’ and materialmen’s liens. Lessee shall give to Lessor at least ten (10) days’ prior written notice of commencement of any repair or construction on the Premises.

(e) Notwithstanding anything in this Lease to the contrary, Lessee acknowledges and agrees that Lessor shall have the right (a) to require that any roof penetrations made in connection with Lessee’s Work or any Alterations are done in compliance with Lessor’s requirements and the requirements of the warranties, if any, related to the roof of the Building or (b) to cause any roof penetrations be made in connection with Lessee’s Work or any Alterations to be performed by Lessor’s licensed roofing contractor.

7.4 Utility Additions.

(a) Additional Utilities Facilities. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not limited to, plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee’s use of the Premises.

(b) Telecommunications Equipment. Lessee’s installation of telephone lines, cables, and other electronic telecommunications services and equipment shall be subject to the terms and conditions of Section 7.3 of this Lease. Upon the expiration or earlier termination of this Lease and upon the request of Lessor, Lessee shall remove, at its sole cost and expense, all of Lessee’s telecommunications lines and cabling installed by Lessee, including, without limitation, any such lines and cabling installed in the plenum or risers of the Building (collectively, the “Lessee Wiring”), as designated by Lessor. In the event that Lessor elects to retain any Lessee Wiring, the Lessee Wiring shall be left in good condition and working order, lien free and properly labeled.

(c) Wireless Systems. Subject to Section 7.3. Lessee shall cause, at its sole cost and expense, any wireless systems equipment (“WIFI Equipment”), as installed, to at all times comply with all applicable technical requirements and Applicable Laws, and Lessee shall cause such equipment not to interfere with (i) any of the Building’s mechanical and electrical equipment and machinery, or any Building System, and (ii) any wireless system or telecommunications facilities servicing or within the Building as of the date of installation by the Lessee. Lessee agrees to consult with Lessor at the earliest practical stage of consideration of any project by Lessee which may possibly interfere with the foregoing.

8. Insurance; Indemnity.

8.1 Insurance. Lessee shall, at Lessee’s sole cost and expense, obtain and keep in effect during the Term:

(a) Commercial general liability insurance applying to the use and occupancy of the Premises and the Office Building Project and any part thereof, or any areas adjacent thereto and including any licensed areas and storage spaces and the business operated by Lessee and any other occupants on the Premises. Such insurance shall have a minimum combined single limit of liability of not less than $3,000,000. Such policy shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned occurring during the policy term, with at least the following endorsements to the extent such endorsements are generally available: (i) deleting any employee exclusion on personal injury coverage (if such deletion is available), (ii) including employees as additional insureds, (iii) providing broad form property damage coverage and products completed operations coverage (where applicable), (iv) deleting any liquor liability exclusions (if such deletion is available), and (v) providing for coverage of owned and non-owned automobile liability;

(b) Standard fire and extended perils insurance, including sprinkler leakages, vandalism and malicious mischief covering property of every description including furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Lessee in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be determined by Lessee in form satisfactory to Lessor;

(c) State Worker’s Compensation Insurance in the statutorily mandated limits and Employer’s Liability Insurance with limits of not less than One Million Dollars ($1,000,000), or such greater amount as Lessor may from time to time require;

(d) Business Interruption Insurance for a period of at least twelve (12) months commencing with the date of loss insuring that the Rent will be paid to Lessor during this period if the Premises are destroyed or rendered inaccessible; and;

(e) Any additional amounts of coverage or other form or forms of insurance as Lessor may reasonably require from time to time in amounts and for insurable risks against which a prudent Lessee would protect itself.

8.2 Insurance Policies. All policies of insurance provided for herein shall be issued by insurance companies with general policyholders’ rating of not less than (VIII) and a financial rating of A- as rated in the most current available “Best’s Insurance Reports,” and qualified to do business in the State of Colorado, and shall include as additional insureds Lessor, the Property Manager, and such other persons or firms as Lessor specifies from time to time. Such policies shall be for the mutual and joint benefit and protection of Lessor, Lessee and others hereinabove mentioned, and executed copies of such policies of insurance or certificates thereof shall be delivered to Lessor within ten (10) days prior to the delivery of possession of the Premises to Lessee and thereafter within thirty (30) days prior to the expiration of the term of such policy. All commercial general liability and property damage policies shall contain a provision that Lessor and the Property Manager, although named as additional insureds, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees, by reason of Lessee’s negligence. As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Lessee in like manner and to like extent. All such policies of insurance shall provide that the company writing said policy will give to Lessor thirty (30) days notice in writing in advance of any cancellation or lapse or of the effective date of any reduction in the amounts of insurance. All commercial general liability, property damage and other casualty policies shall be written on an occurrence basis and as primary policies, and not in excess of coverage that Lessor may carry. Lessor’s coverage shall not be contributory. Such insurance shall specifically include the liability assumed hereunder by Lessee, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, and shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

8.3 Failure to Obtain. Should Lessee fail to take out and keep in force each insurance policy required under this Section 8, or should such insurance not be approved by Lessor and should the Lessee not rectify the situation within three (3) business days after written notice from Lessor to Lessee, Lessor shall have the right, without assuming any obligation in connection herewith, to effect such insurance at the sole cost of Lessee, and all outlays by the Lessor shall be immediately payable by the Lessee to the Lessor as Additional Rent without prejudice to any other rights and remedies of Lessor under this Lease.

8.4 Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received with respect to the loss, Lessor and Lessee each hereby waive any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Office Building Project or any portion thereof or the contents of any of the same, for any loss or damage maintained by such other party with respect to the Office Building Project or the Premises or any portion of any thereof or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. If any policy of insurance relating to the Premises carried by Lessor or Lessee does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, Lessor or Lessee, as applicable, shall, if possible, obtain from the insurer under such policy a waiver of all rights of subrogation the insurer might have against Lessor or Lessee, as applicable, or any other party maintaining a policy of insurance covering the same loss, in connection with any claim, loss or damage covered by such policy.

8.5 Lessor’s Liability. No approval by Lessor of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Lessor of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible and Lessee assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

8.6 Lessor’s Insurance. Lessor shall maintain in effect a policy or policies of property insurance covering the Office Building Project, providing protection against perils included within the classification “Fire and Extended Coverage” in the amount of at least ninety percent (90%) of the insurable replacement cost thereof. Lessor shall maintain commercial general liability insurance applying to the Office Building Project in commercially reasonable amounts for a building of its size and use in the greater Denver area, as determined by Lessor’s Risk Manager. Nothing herein shall require Lessor to carry any insurance with respect to risks or property required to be insured by Lessee under this Lease or by any other tenant under such tenant’s lease, or with respect to any improvements or fixtures in the Office Building Project that have been constructed or installed by or at the expense of any other tenant in the Office Building Project. Lessor shall, at Lessee’s request, provide Lessee with reasonable evidence of such insurance.

8.7 Indemnity.

(a) By Lessee. Lessee shall indemnify, protect, defend and save and hold Lessor, the Property Manager, and their respective trustees, directors, officers, agents and employees, harmless, from and against any and all losses, costs, liabilities, claims, damages and expenses, including, without limitation, reasonable attorneys’ fees and costs and reasonable investigation costs, incurred in connection with or arising from: (a) the use or occupancy or manner of use or occupancy of the Premises by Lessee or any person or entity claiming through or under Lessee, or (b) the condition of the Premises or any occurrence on the Premises from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Lessor, or (c) any acts, omissions or negligence of Lessee or of the contractors, agents, servants, employees, visitors, customers, or licensees of Lessee, in, on or about the Premises or the Office Building Project. Lessee’s obligations under this Section 8.7 shall survive the termination of the Lease.

(b) By Lessor. Lessor shall indemnify, protect, defend and save and hold Lessee, its partners, directors, officers, agents and employees, harmless, from and against any and all losses, costs, liabilities, claims, damages and expenses, including, without limitation, reasonable attorneys’ fees and costs and reasonable investigation costs, incurred in connection with or arising from the gross negligence or willful misconduct of Lessor, its contractors, agents, servants, employees, visitors, customers, or licensees in, on or about the Premises or the Office Building Project. Lessor’s obligations under this Section 8.7 shall survive the termination of the Lease.

8.8 Limitation of Lessor’s Liability: Subject to Section 8.4, Lessee hereby agrees that Lessor shall not be responsible for or liable to Lessee and Lessee hereby releases Lessor and waives all claims against Lessor for any injury, loss or damage to any person or property in or about the Premises or the Office Building Project by or from any cause whatsoever (other than Lessor’s gross negligence or willful misconduct) including, without limitation, acts or omissions of persons occupying adjoining premises or any part of the Office Building Project; theft; burst, stopped or leaking water, gas, sewer or steam pipes; or gas, fire, oil or electricity in, on or about the Premises or the Office Building Project. The liability of Lessor, any agent of Lessor, or any of their respective officers, directors, board members, beneficiaries, shareholders, or employees to Lessee for or in respect of any default by Lessor under the terms of this Lease or in respect of any other claim or cause of action shall be limited to the interest of Lessor in the Building, and Lessee agrees to look solely to Lessor’s interest in the Office Building Project for the recovery and satisfaction of any judgment against Lessor, any agent of Lessor, or any of their respective officers, directors, shareholders, and employees. Any action based upon such liabilities shall be commenced within six (6) months following the date of any assignment of this Lease by Lessor and no such action shall be brought thereafter. No holder or beneficiary of any mortgage or deed of trust on any part of the Office Building Project shall have any liability to Lessee hereunder for any default of Lessor.

9. Damage or Destruction.

9.1 Definition. For purposes of this Lease, the term “Casualty” shall be defined as any event causing damages to the Premises, including (but is not limited to) the following acts or events:

(a) Extreme events of nature including but not limited to fire, flood, extreme bad weather, earthquake, and other similar occurrences;

(b) Any act of war, terrorism, or bio-terrorism, where “bio-terrorism” shall mean the release (or threatened release) of an airborne agent or other contaminant that is or could adversely affect the Building or its occupants.

9.2 If the Premises or the Building or the Office Building Project or any portion thereof (whether or not the Premises are affected) are damaged by fire or other Casualty, Lessor shall forthwith repair the same (except for Alterations installed by or on behalf of Lessee) provided that such repairs can be made within two hundred forty (240) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof and are covered by the proceeds of insurance required to be maintained by Lessor pursuant to Section 8.6 hereof. In such event, this Lease shall remain in full force and effect except that Lessee shall be entitled to a proportionate reduction of Base Rent and Additional Rent while such repairs are being made as provided below. Within thirty (30) days after the date of such damage, Lessor shall notify Lessee whether or not such repairs are covered by insurance required to be maintained by Lessor pursuant to Section 8.6 and whether such repairs can be made within two hundred forty (240) days after the date of such damage. Lessor’s reasonable determination thereof shall be binding on Lessee. If such repairs cannot be made within two hundred forty (240) days from the date of such damage or such damage is not so covered by insurance, Lessor and Lessee shall each have the option within thirty (30) days after the date of such damage to notify the other of its election to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after notice is given. If Lessor notifies Lessee that such damage is not so covered by insurance and Lessee does not elect to terminate this Lease, Lessor shall either: (a) notify Lessee of Lessor’s intention to repair such damage, in which event this Lease shall continue in full force and effect, Lessor shall diligently prosecute such repairs to completion, and the Base Rent and Additional Rent shall be reduced as provided herein; or (b) notify Lessee of Lessor’s election to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. If such notice to terminate is given by either Lessor or Lessee, this Lease shall terminate on the date specified in such notice. In case of termination, the Base Rent and Additional Rent shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Lessee in the Premises, and Lessee shall pay such reduced Base Rent and Additional Rent up to the date of termination. Lessor agrees to refund to Lessee any Base Rent and Additional Rent previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Lessor shall not include, and Lessor shall not be required to repair, any damage by fire or other cause to the property of Lessee or any damage caused by the negligence of Lessee, its contractors, agents, licensees or employees or any repairs or replacements of any paneling, decorations, railings, floor coverings, or any Alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Lessee.

9.3 If Lessor elects or is required hereunder to repair, reconstruct or restore the Premises after any damage or destruction thereto, Lessee shall, at its own expense, as soon as reasonably practicable, replace or fully repair, reconstruct or restore all Alterations installed by Lessee and all other of Lessee’s improvements, fixtures and property. Lessee hereby waives the provisions of any statute or law that may be in effect at the time of the occurrence of any such damage or destruction, under which a lease is automatically terminated or a lessee is given the right to terminate a lease upon such an occurrence.

9.4 Lessee shall have no interest in or claim to any portion of the proceeds of any insurance or self-insurance maintained by Lessor. Except as otherwise provided herein, Lessor shall have no interest in or claim to any portion of the proceeds of any insurance maintained by Lessee under Section 8.

9.5 Lessee agrees at all times after any damage to or destruction of the improvements on the Premises, or any portion thereof, to continue the operation of its business therein to the extent reasonably practicable. If Lessor is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of this Section 9, Lessee shall not be entitled to any damages by reason of any inconvenience or loss sustained by Lessee as a result thereof. During the period commencing with the date of any such damage or destruction that Lessor is required or elects hereunder to repair, reconstruct or restore, and ending with the completion of such repairs, reconstruction or restoration the Base Rent and Additional Rent shall be proportionately reduced based upon the extent to which such damage and the making of such repairs by Lessor shall interfere with the business carried on by Lessee in the Premises. The full amount of Base Rent and Additional Rent shall again become payable immediately upon the completion of such work of repair, reconstruction or restoration, Except as expressly hereinabove provided, there shall be no reduction, change or abatement of any rental or other charge payable by Lessee to Lessor hereunder, or in the method of computing, accounting for or paying the same.

9.6 Interruption of Service.

(a) Interruption of Service Defined. Except as otherwise expressly provided in this Lease, no damages, compensation, or claim shall be payable by Lessor, and this Lease and the obligations of Lessee to perform all of its covenants and agreements hereunder shall in no way be affected, impaired, reduced, or excused, in the event that there is an interruption, curtailment, or suspension of the Building’s heating, ventilation and air conditioning (“HVAC”), utility, sanitary, elevator, water, telecommunications, security (including equipment, devices, and personnel), or other Building systems serving the Premises or any other services required of Lessor under this Lease (each, an “Interruption of Service”), by reason of:

(i) any Casualty;

(ii) any emergency situation creating a threat to person or property;

(iii) any other causes of any kind whatsoever that are beyond the control of Lessor, including but not limited to:

(aa) a lack of access to the Building or the Premises beyond the control of Lessor (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to the evacuation of the surrounding area or damage to nearby structures or public areas);

(bb) any cause outside the Building;

(cc) contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises);

(dd) a disruption of mail and deliveries to the building or the Premises resulting from a Casualty;

(ee) a disruption of telephone and telecommunications services to the Building or the Premises resulting from a Casualty; or,

(ff) a blockage of any windows, doors, or walkways to the Building or the Premises resulting from a Casualty.

(b) Lessor’s Interruption of Services. Except as otherwise expressly provided in this Lease, Lessor reserves the right, without any liability to Lessee, and without being in breach of any covenant of this Lease, to effect an Interruption of Service, as required by this Lease or by law, or as Lessor in good faith deems advisable, whenever and for so long as may be reasonably necessary, to make repairs, alterations, upgrades, changes, or for any other reason, to the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security (including equipment, devices, and personnel), or other Building systems serving the Premises or any other services required of Lessor under this Lease.

In each instance, Lessor shall exercise reasonable diligence to eliminate the cause of the Interruption of Service, if resulting from conditions within the Building, and conclude the Interruption of Service. Lessor shall give Lessee notice, when practicable, of the commencement and anticipated duration of such Interruption of Service.

(c) No Remedies. The occurrence of an Interruption of Service pursuant to Subsections 9.6(a) and 9.6(b) hereof shall not:

(i) Constitute an actual or constructive eviction of Lessee, in whole or in part;

(ii) Entitle Lessee to any abatement or diminution of Basic Rent, Additional Rent, or any other costs due from Lessee pursuant to this Lease;

(iii) Relieve or release Lessee from any of its obligations under this Lease;

(iv) Entitle Lessee to terminate this Lease, unless said interrupt continues for a period in excess of sixty (60) days.

(d) Rental Rebate. In the event an occurrence of an Interruption of Service lasts longer than fifteen (15) days, Base Rent shall be reduced proportionate to Lessee’s loss of use of the Premises on a day for day basis until the Interruption of Service ceases.

10. Taxes.

10.1 Real Property Taxes. Subject to the provisions of Section 10.2, Lessor shall pay the Real Property Taxes, as defined in Section 10.3, applicable to the Office Building Project and Lessee shall reimburse Lessor for Lessee’s Share of the Real Property Taxes in accordance with Section 4.2.

10.2 Additional Improvements. Lessee shall not be responsible for paying any portion of increases in Real Property Taxes that the tax assessor’s records and work sheets indicate are the result of improvements made to the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of other lessees. Lessee shall pay to Lessor the full amount of any increase in Real Property Taxes assessed solely by reason of additional improvements installed at the Premises by Lessee or at Lessee’s request.

10.3 Definition of “Real Property Tax”. “Real Property Taxes” means all taxes, assessments and charges levied upon or with respect to the Office Building Project or any personal property of Lessor used in the operation thereof, or Lessor’s interest in the Office Building Project or such personal property. Real Property Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Office Building Project or the occupants thereof, service payments in lieu of taxes, and any tax, fee, or excise on the act of entering into this Lease or any other lease of space in the Office Building Project, or on the use or occupancy of the Office Building Project or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Office Building Project, that are now or hereafter levied or assessed against Lessor by the United States of America, the State of Colorado or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other real property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Property Taxes shall not include franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Lessor from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Lessor as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a real property tax; Real Property Taxes shall also include reasonable legal and consulting fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Property Taxes.

10.4 Personal Property Taxes.

(a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises or elsewhere.

(b) if any of Lessee’s personal property shall be jointly assessed with Lessor’s real property, Lessee shall pay to Lessor the portion of the tax attributable to such personal property within ten (10) days after receipt of a written statement setting forth such amounts prepared by Lessor in accordance with Section 10.5.

10.5 Joint Assessment. If the taxes on improvements or personal property which are to be paid separately by Lessee under this Section 10 are not separately assessed, Lessee’s portion of such taxes shall be equitably determined by Lessor from the respective valuations assigned to such improvements or personal property in the assessor’s work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor’s reasonable, good faith determination thereof shall be conclusive.

11. Utilities.

11.1 Services Provided by Lessor. Lessor shall provide janitorial services (currently as described in Exhibit F) and HVAC, as reasonably required, electricity sufficient for normal office use, tap water sufficient for normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

11.2 Services Exclusive to Lessee. Lessee shall pay for all utilities and services furnished to or used at the Premises, including water, gas, electricity, other power, telephone and other communications services, and all other utilities and services supplied and/or metered to the Premises or to Lessee, together with any taxes or impositions thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

11.3 Hours of Service. All services and utilities provided to the Premises shall be provided during generally accepted business days and hours. The Building shall be open to the public from 7:00 AM to 6:00 PM Monday through Friday and 8:00 AM to 12:00 noon on Saturday (holidays excluded). Lessee shall have access to the Building and Premises 24 hours daily, seven days a week. Utilities and services required at other times shall be subject to advance request and for a reasonable additional charge to be fixed by Lessor, which, in the event more than one tenant requires such services at the same time, shall be reasonably apportioned by Lessor among all such tenants. The current rate charged by Lessor for after hours HVAC is $50.00 per hour, subject to change from time to time in Landlord’s discretion.

11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in Or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extraordinary burden upon the utilities or services, including, but not limited to security services, over standard office usage for the Office Building Project. Lessee shall reimburse Lessor for any expenses or costs resulting from a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at the Premises at Lessee’s expense supplemental equipment and/or separate metering for use in measuring Lessee’s excess usage or loading. Lessee will reimburse Lessor for such excess utility use as Additional Rent.

12. Assignment and Subletting.

12.1 Lessee shall not directly or indirectly (including, without limitation, by merger, acquisition, or other transfer of any controlling interest in Lessee) voluntarily or by operation of law sell, assign, mortgage, encumber, pledge or otherwise transfer or hypothecate all or any part of Lessee’s interest in or rights with respect to the Premises or its leasehold estate hereunder (collectively, “Assignment”), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, “Sublease”) without Lessor’s prior written consent in each instance, which consent shall not be unreasonably withheld, delayed, or conditioned.

12.2 If Lessee desires to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall give written notice (the “Notice of Proposed Transfer”) to Lessor of its intention to do so no less than thirty (30) days prior to such proposed Assignment of Sublease, which notice shall contain: (i) the name and address of the proposed assignee, sublessee or occupant (“Transferee”), (ii) the nature of the proposed Transferee’s business to be carried on in the Premises, (iii) the terms and provisions of the proposed Assignment or Sublease and (iv) such financial information as Lessor may reasonably request concerning the proposed Transferee.

12.3 At any time within fourteen (14) business days after Lessor’s receipt of the Notice of Proposed Transfer pursuant to Section 12.2, Lessor may by written notice to Lessee elect to: (i) consent to the proposed Assignment or Sublease, or (ii) disapprove the proposed Assignment or Sublease and provide to Lessor a reasonably detailed explanation of the reason for the disapproval. If Lessor fails to give Lessee written notice within fourteen (14) business days after receipt of the Notice of Proposed Transfer, the proposed Assignment or Sublease shall be deemed approved. If Lessor elects to consent to the proposed Assignment or Sublease, Lessee may, not later than ninety (90) days thereafter, enter into such Assignment or Sublease with the proposed Transferee and upon the terms and conditions set forth in the Notice of Proposed Transfer. Upon full recoupment by Lessee of its costs in connection with the Assignment or Sublease of the Premises including, but not limited to, leasing commissions, remodeling costs, rent concessions, and reasonable attorneys fees, then Lessee shall pay to Lessor fifty percent (50%) of any Rent or other consideration received by Lessee in excess of the Base Rent and Additional Rent payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease or Assignment).

12.4 No Sublease or Assignment by Lessee nor any consent by Lessor thereto shall relieve Lessee of any obligation to be performed by Lessee under this Lease. Any Sublease or Assignment that is not in compliance with this Section 12 shall be null and void and, at the option of Lessor, shall constitute a noncurable default by Lessee under this Lease and Lessor shall be entitled to pursue any right or remedy available to Lessor under the terms of this Lease or under applicable law. The acceptance of any Rent or other payments by Lessor from a proposed Transferee shall not constitute Consent to such Sublease or Assignment by Lessor or a recognition of any Transferee, or a waiver by Lessor of any failure of Lessee to comply with this Section 12.

12.5 Notwithstanding anything in this Section 12 to the contrary, but subject to the provisions of Section 12.6 below, Lessor’s prior written consent shall not be required for any assignment of this Lease to any of the following: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor entity related to Lessee by merger, consolidation, or non-bankruptcy reorganization; or (iii) a purchaser of all or substantially all of Lessee’s assets; provided that (a) Lessee is not in default under this Lease; (b) Lessee provides Lessor with the written notice required by Section 12.2(i)-(iv); and (c) after such assignment or transfer the operation of the business conducted in the Premises shall be operated in the manner required by this Lease. For purposes of the preceding sentence, the term “control” means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity, or having the direct or indirect power to control the management policies of each person or entity, whether through ownership, by contract or otherwise. As a condition to this Section 12.5, Lessee agrees to inform Lessor in writing of the proposed assignment or other transfer no less than thirty (30) days prior to any assignment or other transfer referred to in this Section 12.5.

12.6 Any Transferee approved by Lessor or transferee or assignee under Section 12.5, shall, from and after the effective date of the Assignment or Sublease, assume all obligations of Lessee under this Lease and shall be and remain liable jointly and severally with Lessee for the payment of Rent and for the performance of all of the terms, covenants, conditions and agreements herein contained on

Lessee’s part to be performed for the Term. No Assignment shall be binding on Lessor unless Lessee or Transferee shall deliver to Lessor a counterpart of the Assignment and an instrument that contains a covenant of assumption by such Transferee satisfactory in substance and form to Lessor, and consistent with the requirements of this Section 12.6. Any failure or refusal of such Transferee to execute such instrument of assumption shall constitute a default under this Lease but shall not release or discharge such Transferee from its liability as set forth above.

12.7 For the convenience of the parties, Lessor has set a minimum fee, to be paid by Lessee, to reimburse Lessor for administrative and legal expenses associated with the review and preparation of legal documents, such fee to be paid in connection with each request by Lessee that Lessor consent to a proposed assignment, change of ownership or hypothecation of this Lease and Lessee shall accompany each such request with a certified check. The initial fee shall be in the amount of One Thousand Five Hundred Dollars ($1,500); provided, however, that said fee may be adjusted by Lessor according to an appropriate consumer price index. Upon request from Lessee, Lessor shall notify Lessee of the then applicable set fee.

13. Default; Remedies.

13.1 Default. The occurrence of any one or more of the following events shall constitute a material default by Lessee under this Lease:

(a) The vacation or abandonment of the Premises by Lessee. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of thirty (30) days or more, whether or not the rent is paid.

(b) The breach by Lessee of any of the covenants, conditions or provisions of Sections 7.3(a), (b) or (d) (alterations), 12 (assignment or subletting), 17 (estoppel certificate), 30 (subordination), or 42 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

(c) The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, without deduction or offset, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

(d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

(e) (i) The making by Lessee or by any guarantor of Lessee’s obligations under this Lease of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee or any guarantor of Lessee’s obligations under this Lease becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this Section 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and this Section 13.1 (e) shall be interpreted in such a way to give effect to the remaining provisions.

(f) Except as provided in Section 7 hereof, Lessee shall do or permit to be done anything which creates a lien upon the Premises or upon all or any part of the Building or the Office Building Project.

(g) The inclusion by Lessee or its successor in interest or by any guarantor of Lessee’s obligation hereunder of false information in any financial statement provided hereunder.

13.2 Remedies. In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to (i) the cost of recovering possession of the Premises; (ii) expenses of reletting, including necessary renovation and alteration of the Premises consistent with what is then offered in the market for buildings comparable to the Office Building Project; (iii) reasonable attorneys’ fees, and any real estate commission actually paid; (iv) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; (v) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided; (vi) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; (vii) that portion of the leasing commission paid by Lessor pursuant to Section 16 and (viii) that portion of the Lessee improvement allowance (if any) applicable to the unexpired Term of this Lease. As used in this Section 13.2, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum.

(b) Maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder. The foregoing remedies shall also be available to Lessor in the event Lessee has abandoned the Premises. Lessor’s election not to terminate this Lease pursuant to this Section 13.2(b) or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Lessor from subsequently electing to terminate this Lease or pursuing any of its other remedies.

(c) Re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of, in Lessor’s sole discretion, and no acceptance of surrender of the Premises or other action on Lessor’s part shall be construed as an election to terminate this Lease.

(d) Pursue any other remedy now or hereafter available to Lessor under applicable law. Unpaid installments of Rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

13.3 Right to Perform. Except as otherwise specifically provided in this Lease, all covenants and agreements of Lessee under this Lease shall be performed by Lessee at Lessee’s sole cost and expense and without any abatement or offset of Rent. If Lessee shall fail to pay any sum of money (other than monthly Base Rent) or fail to perform any other act on its part to be paid or performed hereunder and such failure shall continue beyond any applicable cure period, Lessor may, without waiving or releasing Lessee from any of Lessee’s obligations, make such payment or perform such other act on behalf of Lessee. All sums so paid by Lessor and all necessary incidental costs incurred by Lessor in performing such other acts shall be payable by Lessee to Lessor within five (5) business days after demand therefor as Additional Rent.

13.4 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying the obligation that Lessor has failed to perform; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion. Upon default by Lessor, Lessee shall be entitled to all rights and remedies available by law or equity.

13.5 Late Charges; Right to Change Terms.

(a) Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, or Additional Rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Additional Rent, or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee when due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

(b) Following any late rental payment occurring twice within any twelve (12) month period, Lessor may require one or more of the following at Lessor’s sole discretion by giving written notice to Lessee (and in addition to any late charge or interest accruing pursuant to Section 13.5(a) above, as well as any other rights and remedies accruing pursuant to Article 13, or any other provision of this Lease or at law): (i) that Base Rent shall be paid quarterly in advance instead of monthly; (ii) that all future rental payments are to be made on or before the due date by cash, cashier’s check, or money order; (iii) that the delivery of Lessee’s personal or corporate check will no longer constitute a payment of rental as provided in this lease; and/or (iv) that Lessee provide a security deposit equal to three (3) months of that current Base Rent. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Lessor shall not be construed as a subsequent waiver of said rights.

14. Hazardous Substances.

14.1 As used herein, the term “Hazardous Substances” shall mean any chemical, substance, medical or other waste, living organism or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects. “Hazardous Substances” shall include, without limitation, petroleum hydrocarbons, including crude oil or any fraction thereof, asbestos, radon, polychlorinated biphenyls (PCBs), methane and all substances which now or in the future may be defined as “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “hazardous materials,” “toxic substances,” “infectious wastes,” “biohazardous wastes,” “medical wastes,” “radioactive wastes” or which are otherwise listed, defined or regulated in any manner pursuant to any Environmental Laws. As used herein, “Environmental Laws” means all present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, directives, interpretations and conditions of approval, all administrative or judicial orders or decrees and all guidelines, permits, licenses, approvals and other entitlements, and rules of common law, pertaining to Hazardous Substances, the protection of the environment or human or animal health or safety.

14.2 Lessee shall not cause or permit any Hazardous Substance to be used, manufactured, stored, discharged, released or disposed of in, from, under or about the Premises, the Building, the Office Building Project or any other land or improvements in the vicinity thereof, excepting only, if applicable, such minor quantities of materials as are normally used in office buildings, and then only in strict accordance with all Applicable Laws. Without limiting the generality of the foregoing, Lessee, at its sole cost, shall comply with all Environmental Laws. If the presence of Hazardous Substances on the Premises or elsewhere in the Office Building Project caused or permitted by Lessee results in contamination of the Premises or any other portion of the Office Building Project, or any soil or groundwater in, under or about the Office Building Project, Lessee, at its expense, shall promptly take all actions necessary to return the Premises or the Office Building Project or portion thereof affected, to the condition existing prior to the appearance of such Hazardous Materials. The termination of this Lease shall not terminate or reduce the liability or obligations of Lessee under this Section 14, or as may be required by law, to clean up, monitor or remove any Hazardous Substances.

14.3 Lessee shall indemnify, protect, defend and hold harmless Lessor, the Property Manager, and their respective officers, directors, trustees, agents and employees from and against all losses, costs, claims, damages, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, or expenses of any kind or nature (including, without limitation, attorneys’ fees and expert’s fees) arising out of or in connection with any Hazardous Substances on, in, under or affecting the Premises, Building, Office Project, or any part thereof that are or were attributable to Lessee or any employee, invitee, licensee, agent, contractor, or permitted sublessee Lessee or anyone claiming under Lessee or other person or entity acting at the direction, knowledge or implied consent of Lessee, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises, the Building or the Office Building Project, and any loss, claim or demand by any third person or entity relating to bodily injury or damage to real or personal property and reasonable attorneys’ fees and costs.

14.4 Lessee shall not suffer any lien to be recorded against the Premises, the Building or the Office Building Project as a consequence of a Hazardous Substance, including any so called state, federal or local “super fund” lien related to the “clean up” of a Hazardous Substances in or about the Premises, the Building or the Office Building Project where said Hazardous Substances are or were attributable to the activities of Lessee.

14.5 In the event Hazardous Substances are discovered in or about the Premises, the Building or the Office Building Project, and Lessor has reason to believe that Lessee or any employee, invitee, licensee, agent or contractor of Lessee or anyone claiming under Lessee was responsible for the presence of such Hazardous Substances, then Lessor shall have the right to appoint a consultant, at Lessee’s expense, to conduct an investigation to determine whether Hazardous Substances are located in or about the Premises, the Building or the Office Building Project and to determine the corrective measures, if any, required to remove such Hazardous Substances. Lessee, at its expense, shall comply with all recommendations of the consultant, as required by law. To the extent it is determined that neither Lessee nor any employee, invitee, licensee, agent or contractor of Lessee, nor anyone claiming under Lessee, was responsible for the presence of the Hazardous Substances, then Lessor shall reimburse Lessee for any costs incurred by Lessor and paid by Lessee under the terms of this Section 14.

14.6 Lessee shall immediately notify Lessor of any inquiry, test, investigation or enforcement proceeding by or against Lessee or the Premises, the Building or the Office Building Project known to Lessee concerning any Hazardous Substances. Lessee acknowledges that Lessor, as the owner of the Office Building Project, at its election, shall have the sole right, at Lessee’s expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to Hazardous Substances by any applicable governmental authority.

14.7 Lessee shall surrender the Premises to Lessor, upon the expiration or earlier termination of the Lease, free of Hazardous Substances which are or were attributable to Lessee or any employee, invitee, licensee, agent or contractor of Lessee, or anyone claiming under Lessee, if Lessee fails to so surrender the Premises, Lessee shall indemnify and hold Lessor harmless from all losses, costs, claims, damages and liabilities resulting from Lessee’s failure to surrender the Premises as required by this Section, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises, the Building or the Office Building Project or any portion thereof, by reason of the existence of any Hazardous Substances, which are or were attributable to the activities of Lessee or any employee, invitee, licensee, agent or contractor of Lessee, or anyone claiming under Lessee.

14.8 Upon or prior to the Commencement Date, Lessee shall provide to Lessor a complete list of any and all Hazardous Substances expected to be employed by Lessee within the Premises. Throughout the term of the Lease, Lessee shall continue to update this list of chemicals, contaminants and Hazardous Substances.

14.9 At any time and from time to time during the term of this Lease if Lessor has a good-faith, reasonable belief that Hazardous Substances are present on the Premises in violation of this Lease, Lessor may perform, at Lessee’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Lessor, indicating the presence or absence of Hazardous Materials caused or permitted by Lessee and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Substances on the Premises. Lessee shall grant and hereby grants to Lessor and its agents access to the Premises and specifically grants Lessor an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable on demand.

15. Eminent Domain.

15.1 If the Premises or any portion thereof are taken as a result of the exercise of the power of eminent domain, or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs, and, in the case of a partial taking, either Lessor or Lessee shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Lessee of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Lessee’s use of the balance of the Premises. If any material part of the Building or Office Building Project shall be taken as a result of the exercise of the power of eminent domain, whether or not the Premises are affected, Lessor shall have the right to terminate this Lease by written notice to Lessee within thirty (30) days of the date of the taking. If neither Lessor nor Lessee terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent and Additional Rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of Rent shall occur with respect thereto or by reason thereof. In the event of any taking, Lessor shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease or otherwise; provided that Lessor shall have no claim to any portion of the award that is specifically allocable to Lessee’s relocation expenses or the interruption of or damage to Lessee’s business.

15.2 Notwithstanding any other provision of this Section 15, if a taking occurs with respect to all or any portion of the Premises for a limited period of time, this Lease shall remain unaffected thereby and Lessee shall continue to pay Rent and Additional Rent and to perform all of the terms, conditions and covenants of this Lease. In the event of any such temporary taking, Lessee shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Rent owing by Lessee for the period of the taking, and Lessor shall be entitled to receive the balance of any award.

15.3 Lessee hereby waives and releases any right, under any applicable law, statute or ordinance now or hereafter in effect, to terminate this Lease in whole or in part due to a taking of the Premises as a result of the exercise of the power of eminent domain.

16. Broker’s Fee.

16.1 The brokers involved in this transaction are CB Richard Ellis as listing broker and Frederick Ross Company as procuring broker, licensed real estate broker(s). A “procuring broker” is defined as any broker other than the listing broker entitled to a share of any commission arising under this Lease. Upon execution of this Lease by both parties, Lessor shall pay to said brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate agreement between Lessor and said broker(s).

16.2 Each of Lessee and Lessor represents and warrants to the other that it has not had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in Section 16.1) above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder’s fee in connection with said transaction and Lessee and Lessor do each hereby indemnify, defend and hold the other harmless from and against any costs, expenses, attorney’s fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

17. Estoppel Certificate.

17.1 Lessor’s Request. Upon Lessor’s written request, Lessee shall execute, acknowledge and deliver to Lessor a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) if accurate at the time, that this Lease has not been canceled or terminated and is in full force and effect (if it is not correct the Lessee shall state the facts are confirming that the lease is canceled or terminated); (iii) the amount of the current Base Rent; (iv) the last date of payment of the Base Rent and other charges and the time period covered by such payment: (v) the amount of any Security Deposit paid and the validity of any charges made thereto by Lessor (or, if Lessee contests the validity of any such changes, stating why); (vi) that the Lease has not been subleased or assigned, or if it has been so subleased or assigned, the identity of the sublessee or assignee: and (vii) that Lessor is not in default under this lease (or, if Lessor is claimed to be in default, stating why). Lessee shall deliver such statement to Lessor within ten (10) business days after Lessor’s request. Any such statement by Lessee may be given by Lessor to any prospective purchaser or encumbrancer of the Premises, the Building or the Office Building Project. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

17.2 At Lessor’s option, the failure to deliver such statement within ten (10) business days of such request shall be a material default of this Lease by the responding party, without any further notice to Lessee, or it shall be conclusive upon Lessee that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) if Lessor is the requesting party, not more than one month’s Base Rent has been paid in advance.

17.3 Lessee shall, when requested by Lessor from time to time but not more frequently than once each year, furnish a true and accurate statement, certified by the proper officers of Lessee, of its financial condition for the last three (3) years. Lessee and Lessor have entered into the Confidentiality Agreement attached as Exhibit H hereto and all disclosures by Lessee pursuant to this Section 17.3 shall be subject to the terms of the Confidentiality Agreement. In the event of a conflict between the terms of this Lease and the Confidentiality Agreement, the terms of the Confidentiality Agreement shall govern.

18. Sale or Assignment by Lessor.

18.1 It is agreed that Lessor may at any time sell, assign or transfer by lease or otherwise its interest as Lessor in and to this Lease, or any part thereof, and may at any time sell, assign or transfer its interest in and to the whole or any portion of the Premises or the Office Building Project. In the event of any transfer of Lessor’s interest in the Premises or the Office Building Project, the transferor shall be automatically relieved of any and all of Lessor’s obligations and liabilities accruing from and after the date of such transfer provided that the transferee assumes all of Lessor’s obligations under this Lease.

18.2 Lessee hereby agrees to attorn to Lessor’s assignee, transferee, or purchaser from and after the date of notice to Lessee of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Lessee and such assignee, transferee or purchaser. Notwithstanding a sale or assignment by Lessor, Lessee’s right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. In the event of the exercise of the power of sale under, or the foreclosure of, any deed of trust, mortgage or other encumbrances placed by Lessor against all or any portion of the Premises, Lessee shall, upon demand, attorn to the purchaser upon the effective date of any such sale or foreclosure of any such deed of trust, mortgagee or other encumbrance, and shall recognize the purchaser or judgment creditor as the Lessor under the Lease.

19. Severability. If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

20. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest from the date due until paid at the prime rate as published by the Wall Street Journal as of the date such amount was due plus four percent (4%), but not more than the maximum rate then allowable by law. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

21. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

22. Entire Agreement; Amendments. This instrument, including the exhibits hereto, which are incorporated herein and made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Lessee hereby acknowledges that neither Lessor nor Lessor’s agents have made any representations or warranties with respect to the Premises, the Building, the Office Building Project, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Lessee by implication or otherwise unless expressly set forth herein.

23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, by certified or registered mail, return receipt requested, or by nationally recognized overnight carrier, requiring signature upon receipt, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below the signature of the respective parties. Personally delivered notices shall be deemed given when actually delivered. Mailed notices shall be deemed given upon actual receipt at the address required, as evidenced by the return receipt Overnight notices shall be deemed given upon actual receipt at the address required as evidenced by signature of the recipient. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. Waivers; Modifications.

24.1 No failure by either Lessor or Lessee to insist upon the strict performance of any obligation of the other under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Rent or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of either Lessor or Lessee, as the case may be, shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease.

24.2 Neither this Lease nor any term or provisions hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then- existing or subsequent breach thereof. The consent of Lessor given in any instance under the terms of this Lease shall not relieve Lessee of any obligation to secure the consent of Lessor in any other or future instance under the terms of this Lease.

25. Recording. This Lease shall not be recorded without Lessor’s consent. However, either Lessor or Lessee may, upon request of the other execute, acknowledge and deliver to the requesting party a “short form” memorandum of this Lease for recording purposes if the non-requesting party consents to the recording of such memorandum.

26. Holding Over. Lessee shall vacate the Premises upon the expiration or earlier termination of this Lease. Lessee shall reimburse Lessor for and indemnify, defend and hold Lessor harmless against all damages, liabilities and costs, including, but not limited to, attorneys’ fees, incurred by Lessor from any delay by Lessee in vacating the Premises. If Lessee, with Lessor’s consent, remains in possession of the Premises or any part thereof after the expiration of the Term, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the Rent payable shall be one hundred fifty percent (150%) of the Rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy. Any holding over without Lessor’s consent shall constitute a default by Lessee and entitle Lessor to exercise any or all of its remedies provided hereunder, notwithstanding that Lessor may elect to accept one or more payments of Rent from Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Each provision of this Lease performable by Lessee or Lessor shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Section 18, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in county in which the Office Building Project is located.

30. Subordination.

30.1 So long as Lessor’s mortgagee or other lender holding the mortgage or deed of trust to which this Lease is to be subordinated agrees in writing that it will not disturb Lessor’s quite possession of the Premises, it will recognize all of Lessee’s rights hereunder and it will perform all of Lessor’s obligations hereunder and so long as Lessee is not in default of and shall pay the Rent when due and observe and perform all of the provisions of this Lease, then this Lease, and all Options, rights of first refusal and rights of first offer (collectively “Rights”) granted herein, at Lessor’s option, shall be subordinate to any mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee’s right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee or trustee shall elect to have this Lease and the Rights granted herein prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Rights shall be deemed prior to such mortgage, deed of trust whether this Lease or such Rights are dated prior or subsequent to the date of said mortgage, deed of trust or the date of recording thereof.

30.2 Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor’s option, Lessor shall execute such documents on behalf of Lessee as Lessee’s attorney-in- fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee’s attorney-in-fact and in Lessee’s name, place and stead, to execute such documents in accordance with this Section 30.2.

31. Attorney’s Fees. In the event that either Lessor or Lessee fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees.

32. Lessor’s Access.

32.1 Lessor reserves (for itself, its Property Manager, and any other designated agent, representative, employee or contractor) the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Lessee reasonable notice, to inspect the Premises, to supply any service to be provided by Lessor hereunder, to show the Premises to prospective purchasers, mortgagees or, during the last year of the Term of this Lease, Lessees, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent or Additional Rent, and may for that purpose erect, use and maintain necessary structures in and through the Premises and the Building, where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Lessee shall not be interfered with unreasonably. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. All locks for all of the doors in, upon and about the Premises, excluding Lessee’s vaults and safes or special security areas (designated in advance in writing by Lessee) shall at all times be keyed to the Building master system and Lessor shall at all times have and retain a key with which to unlock all of said doors. Lessor shall have the right to use any and all means that Lessor may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Lessee from the Premises or any portion thereof.

32.2 Without limitation of the provisions of Section 32.1 above, except in cases of emergency, after giving Lessee twenty-four (24) hours prior written notice, Lessor and its authorized agents and representative shall be entitled to enter the Premises at all reasonable times during business hours for the purpose of exhibiting the same to prospective purchasers and, during the final one hundred eighty (180) days of the Term, except in the cases of emergency, after giving Lessee twenty-four (24) hours prior written notice, Lessor shall be entitled to exhibit the Premises for hire or for rent and to display thereon in such manner as will not unreasonably interfere with Lessee’s business the usual “For Rent” or “For Lease” signs, and such signs shall remain unmolested on the Premises.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction in the Premises or the Common Areas without first having obtained Lessor’s prior written consent, which consent may be granted or withheld in Lessor’s sole and absolute discretion. The holding of any auction on the Premises or Common Areas in violation of this Section shall constitute a material default of this Lease.

34. Signs. Using a signage vendor approved in advance by Lessor, Lessee shall be entitled to install, at Lessee’s expense, standard building suite signage at the entrance to the suites included in the Premises and in the lobby directory. Lessee shall have the exclusive right to signage on the monument in front of the Building and such signage is subject to the reasonable approval of Lessor and the Architectural Control Committee of the Denver Technological Center and the cost of installation and maintenance shall be at Lessee’s sole cost and expense. Lessee shall not place any additional signage upon the Premises or the Office Building Project without Lessor’s prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project.

35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. Intentionally Omitted.

37. Quiet Possession. Lessee, upon paying the Rent due hereunder and performing all of its obligations under this Lease, shall have quiet possession of the Premises for the entire Term subject to all of the provisions of this Lease.

38. Authority.Lessee’s Authority. If Lessee is a corporation or a partnership, Lessee and each of the persons executing this Lease on behalf of Lessee does hereby represent and warrant as follows: Lessee is an entity duly formed and validly existing and in good standing under the laws of its state of organization and qualified to do business in the State of Colorado. Lessee has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof. The execution and performance of Lessee’s obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Lessee or any agreement or any order or decree of any court or other governmental authority to which Lessee is a party or to which it is subject. Lessee has taken all necessary action to authorize the execution , delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Lessee. Upon Lessor’s request, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor confirming the foregoing representations and warranties.

(b) Lessor’s Authority. Lessor and each of the persons executing this Lease on behalf of Lessor does hereby represent and warrant that Lessor has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof. The execution and performance of Lessor’s obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Lessor or any agreement or any order or decree of any court or other governmental authority to which Lessor is a party or to which it is subject. Lessor has taken all necessary action to authorize the execution , delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Lessor. Upon Lessee’s request, Lessor shall provide Lessee with a Certificate of Owner confirming the foregoing representations and warranties.

39. Options and Expansion Rights.

39.1 Option to Extend.

(a) Subject to Section 39.6, Lessee shall have two options to extend the Term of this Lease (each, an “Option”) on all the terms and conditions contained in this Lease, except Base Rent, for an additional five (5) year period following expiration of the initial Term or the first Extended Term, as the case may be (each, an “Extended Term”) provided that Lessee gives Lessor written notice of exercise of the Option (the “Option Notice”) at least twelve (12) months but not more than fifteen (15) months before the expiration of the initial Term or Extended Term, as the case may be. The Options may be exercised for all, or less than all, the Premises, which Lessee must specify in its Option Notice. If Lessee does not exercise its Option with respect to any portion of the Premises, such portion shall be deleted from this Lease at the end of the then current Term or Extended Term, as the case may be, and Lessee shall have no further rights or options with respect to such deleted space.

(b) Not later than ten (10) months prior to the expiration of the initial Term or the first Extended Term, as the case may be, Lessor shall provide to Lessee written notice specifying the Base Rent for the extended term (the “Base Rent Notice”). Base Rent for each Extended Term shall be the “Prevailing Market Rent” for the Premises. As used in this Lease, “Prevailing Market Rent” shall mean the base monthly rental (net of all expenses) for space of comparable size and location to the Premises and in buildings similar in age and quality to the Building, taking into account any additional rental and all other payments or escalations then being charged and allowances and economic concessions being given for such comparable space over a comparable term, and considering the size, quality, and financial capability of the tenant. For the thirty (30) days following Lessee’s receipt of the Base Rent Notice Lessor and Lessee shall negotiate in good faith to arrive at a mutually acceptable Base Rent for the Extended Term (“Negotiation Period”). Within five (5) business days following the conclusion of the Negotiation Period, Lessee shall notify Lessor in writing (the “Election Notice”) of one of the following choices: (i) to accept the amount of Base Rent agreed upon during the Negotiation Period, in which case the Lease will be extended with the agreed Base Rent for the Extended Term; or (ii) to demand arbitration of the Prevailing Market Rent in accordance with the terms of Section 39.2 hereof, in which case the Lease will be extended with the Base Rent as determined by such arbitration; or (iii) to terminate the negotiations and withdraw the Option Notice, in which case the Option hereunder will be void and of no further effect and the Lease will terminate at the end of the then current Term. If Lessee does not send the Election Notice by close of business on the fifth (5th) business day following the expiration of the Negotiation Period, Lessee will be deemed to have made the election set forth in clause (iii) above.

39.2 Determination of Prevailing Market Rent.

(a) If at the end of the Negotiation Period pursuant to Section 39.1(b) (in the case of an Option to Extend) or Section 39.4(a) (in the case of a Right of First Offer), Lessee elects arbitration of Prevailing Market Rent, then Lessor and Lessee shall each select one Appraiser to determine the Prevailing Market Rent Each such Appraiser shall arrive at a determination of the Prevailing Market Rent and submit his or her conclusions to Lessor and Lessee within thirty (30) days after the expiration of the thirty (30) day Negotiation Period described in Section 39.1(b) or 39.4(a), as the case may be.

(b) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rent. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher of the two, the average of the two shall be the Prevailing Market Rent. If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two Appraisers shall immediately select a third Appraiser who will within thirty (30) days of his or her selection make a determination of the Prevailing Market Rent and submit such determination to Lessor and Lessee. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Prevailing Market Rent.

(c) For purposes of this Section 39.2, “Appraiser” shall be either (i) an appraiser who is a member of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising office and industrial properties in the Denver metropolitan area; or (ii) a commercial realtor with at least twelve (12) years experience in the Denver metropolitan area. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the determination.

39.3 Right of First Refusal – Second Floor. Lessee shall have a continuing right of first refusal with respect to any space on the second floor of the Building that becomes available during the Term or any Extended Term, subject to the following:

(a) Subject to rights, if any, as specified in Exhibit “D” attached hereto, heretofore granted to any other tenant, whenever, after the Commencement Date hereof, the Lessor has received a bona fide offer to lease any space (the “ROFR Space”) on the second floor of the Building from a third party not already in tenancy in such space, which offer Lessor intends to accept, Lessor shall give written notice to Lessee (the “ROFR Notice”) setting forth the terms and conditions, including Rent, tenant improvement allowances, free rent, and other concessions or incentives of the proposed third party lease (the “ROFR Terms”). In the event the ROFR Terms provide for a lease termination on any date other than the end of the Term hereunder, Lessor shall also include in the ROFR Notice its proposal for how the terms and conditions can reasonably be adjusted (the “Coterminous Modifications”) to permit the term of the ROFR Space lease to be coterminous with the Term of this Lease. Lessee may exercise its Right of First Refusal by providing Lessor with written notice accepting all such terms and conditions (including both the ROFR Terms and the Coterminous Modifications) within seven (7) business days after receipt of the ROFR Notice, in which case the ROFR Space shall be added to the Premises subject to the terms and conditions set forth in the ROFR Notice including the Coterminous Modifications. If Lessee does not believe the Coterminous Modifications proposed by Lessor are appropriate or reasonable, Lessor and Lessee shall negotiate for such seven (7) business days concerning such Coterminous Modifications. At the end of such seven (7) business days negotiation, Lessee shall have the following choices by written notice (the “ROFR Election Notice”) to the Lessor;

(i)	To exercise the Right of First Refusal as to the ROFR Space on the ROFR Terms, in which case the ROFR Space shall be added to the Premises subject to the ROFR Terms but excluding the Coterminous Modifications; or

(ii)	To exercise the Right of First Refusal as to the ROFR Space on the ROFR Terms including the Coterminous Modifications, in which case the ROFR Space shall be added to the Premises subject to the ROFR Terms including the Coterminous Modifications, and the term shall be coterminous with the Term of this Lease; or

(iii)	To exercise the Right of First Refusal as to the ROFR Space on the ROFR Terms, but to demand arbitration of the proposed Coterminous Modifications, in which case the ROFR Space shall be added to the Premises subject to the ROFR Terms, except the proposed Coterminous Modifications shall be determined by arbitration in accordance with Subsection 39.3(b) below, and the term shall be coterminous with the Term of this Lease; or

(iv)	To reject the Right of First Refusal in which case Lessee’s Right of First Refusal with respect to such ROFR Space shall lapse, Lessor may proceed to lease to the third party on the terms and conditions set forth in the ROFR Notice, excluding any Coterminous Modifications. If Lessee fails to provide written notice to Lessor by close of business on said seventh (7th) business day concerning any of the choices set forth in this Section 39.3(a), then Lessee shall irrevocably be deemed to have made the choice set out in this clause (iv) and Lessee’s Right of First Refusal with respect to such ROFR Space shall lapse.

Any material modification of the ROFR Terms provided in the ROFR Notice which is materially more favorable to the proposed tenant shall constitute a new proposed lease for the ROFR Space and shall require that Lessor provide a new ROFR Notice to Lessee of the proposed Lease. If the Lease to the proposed Lessee under the ROFR Notice is not completed within two hundred seventy (270) days after the expiration of the seven (7) business day period provided for herein, then the proposed Lease shall be deemed to have failed and Lessor must provide Lessee with a new ROFR Notice of a proposed Lease and comply with the provisions of this Section 39.3.

(b) If Lessee demands arbitration in accordance with clause (iii) of Section 39.3(a), Lessor and Lessee shall each select an Appraiser (as defined in Section 39.2(c) above) to determine Coterminous Modifications necessary to equitably modify the terms and conditions of the proposed third party lease appropriately and reasonably so that the Term of lease of the ROFR Space can be coterminous with the Term of this Lease. The Appraisers shall meet within ten (10) days of their appointment and shall arrive at a determination of the appropriate and reasonable Coterminous Modifications. If the two Appraisers cannot reach agreement, then the two Appraisers shall immediately select a third Appraiser and shall submit their respective determinations of the Coterminous Modifications to the third Appraiser. The third Appraiser will within ten (10) days of the submission of Coterminous Modifications by the original two Appraisers choose which of the Coterminous Modifications proposed by the other two Appraisers most appropriately and reasonably represents the Coterminous Modifications necessary to modify the Lease. The costs of the arbitration will be split in accordance with the provisions of Section 39.2(c) above.

(c) Notwithstanding anything to the contrary, Lessee may exercise the Right of First Refusal during the last fifteen (15) months of the initial Term or Extended Term if and only if Lessee, either prior to or simultaneously with such exercise, exercises its Option to extend the Lease. Lessor is not required to propose any Coterminous Modifications (nor are they subject to arbitration) if the Right of First Refusal arises during the last three (3) years of the Term or any Extended Term and the ROFR Terms provide for a minimum term of three (3) years

(d) This Right of First Refusal shall lapse if Lessee (i) has previously terminated this Lease with respect to all other space on the second floor; (ii) ceases to occupy at least seventy-five percent (75%) of the original Premises leased hereunder; or (iii) exercises its Right of Early Termination pursuant to Section 3.5.

39.4 Right of First Offer – Third and Fourth Floors. Lessee shall have a continuing right of first offer with respect to any space that may become available on the third or fourth floor of the Building during the Term or Extended Term, subject to the following:

(a) Subject to rights, if any, as specified in Exhibit “D” attached hereto, heretofore granted to any other tenant, whenever space (the “ROFO Space”) becomes available after the Commencement Date of this Lease on the third or fourth floor, Lessor shall give Lessee written notice (the “ROFO Notice”) of the availability and specifying Lessor’s determination of Prevailing Market Rent as such term is defined in Section-39.1 (b). Lessee may exercise its Right of First Offer by providing Lessor with written notice of exercise (the “ROFO Exercise Notice”) within ten (10) days after receipt of the ROFO Notice. Lessee shall state in its ROFO Exercise Notice whether Lessee accepts Lessor’s determination of Prevailing Market Rent or disagrees. If Lessee accepts Lessor’s determination of Prevailing Market Rent, the ROFO Space will be added to the Premises hereunder subject to all the terms and conditions hereof except that Base Rent for the ROFO Space shall be the Prevailing Market Rent. If Lessee in its ROFO Exercise Notice disagrees with Lessor’s determination of Prevailing Market Rent, Lessee and Lessor shall undertake good faith negotiations for a period of twenty (20) days after Lessee’s ROFO Exercise Notice (the “Negotiation Period”). Within five (5) business days after the conclusion of the Negotiation Period, Lessee shall deliver a written notice to Lessor (the “Determination Notice”) in which Lessee may either:

(i)	accept the amount of Base Rent agreed upon during the Negotiation Period by providing Lessor with written notice of acceptance, in which case the ROFO Space will be added to the Premises hereunder subject to all the terms and conditions hereof except that Base Rent shall be the agreed upon Prevailing Market Rent; or

(ii)	agree to accept the ROFO Space but demand arbitration of Prevailing Market Rent in accordance with Section 39.2 hereof by providing Lessor with written demand for arbitration. After conclusion of such arbitration, the ROFO Space will be added to the Premises hereunder subject to all the terms and conditions hereof except that Base Rent shall be the appraised Prevailing Market Rent; or

(iii)	elect not to accept the ROFO Space, in which case the Right of First Offer shall lapse as to such space and be of no further force or effect unless and until the ROFO Space again becomes available.

Failure of Lessee to deliver a Determination Notice to Lessor within such five (5) business day period shall be deemed to be an irrevocable election of (iii) above and Lessee’s Right of First Offer with respect to such ROFO Space shall lapse, and Lessor may proceed to lease the former ROFO Space to any third party on such terms and conditions as Lessor, in its sole discretion, deems reasonable.

(b) Notwithstanding anything to the contrary, Lessee may exercise the Right of First Offer during the last fifteen (15) months of the initial Term or Extended Term if and only if Lessee, either prior to or simultaneously with such exercise, exercises its Option to extend the Lease. The lease term for any ROFO Space shall be a minimum three (3) years.

(c) This Right of First Offer shall lapse if Lessee (i) ceases to occupy at least seventy-five percent (75%) of the original Premises leased hereunder; or (ii) exercises its Right of Early Termination pursuant to Section 3.5.

39.5 Options and Expansion Rights Personal. The Options under Section 39.1 and the expansion rights under Sections 39.3 and 39.4 (collectively, the “Expansion Rights”) granted hereunder are personal to Lessee and are not assignable or transferable by Lessee. No Assignment or other transfer of this Lease shall include a transfer or assignment of the Options granted hereunder unless Lessor expressly acknowledges and agrees in writing to a transfer of such Options.

39.6 Effect of Default on Option and Expansion Rights.

(a) Lessee shall have no right to exercise the Options and Expansion Rights (i) if Lessee is in default under this Lease on the date of exercise or on the date of commencement of Extended Term or occupancy, as the case may be, or (ii) if Lessee has received more than two (2) written notices of default during any lease year.

(b) The period of time within which the Options and Expansion Rights may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise the Options and Expansion Rights because of the provisions of Section 39.6(a).

40. Security Measures. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee’s agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor’s sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in Section 4.2. Notwithstanding the foregoing, Lessor advises Lessee that the Building features electronic card key access on all of the first floor entrances. There is a building guard on duty Monday-Friday, 5:00 p.m. – 11:00 p.m.; Saturdays 8:00 a.m. – 11:00 p.m.; and Sundays noon-11:00 p.m. When his or her duties permit, the guard is able to escort employees to their vehicles. Such current security measures are subject to change from time to time by Lessor in its reasonable discretion, consistent with Lessor’s obligations pursuant to Section 7.1 hereof

41. Lessor’s Reservations; Lessee’s Restrictions.

41.1 Lessor shall have the following additional rights:

(a) To change the name, address or title of the Office Building Project or the Building in which the Premises are located upon not less than sixty (60) days prior written notice;

(b) To, at Lessee’s expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate;

(c) To permit any lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein;

(d) To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the Building or the Office Building Project or on pole signs in the Common Areas.

41.2 Lessee shall not suffer or permit anyone, except in an emergency, to go upon the roof of the Building.

41.3 Lessor shall not change the address of the Office Building Project or the Building in which the Premises are located without the prior written consent of Lessee, which consent shall not be unreasonably withhold, conditioned or delayed; provided, however, Lessor shall pay the reasonable cost and expense for Lessee to replace its stationery and business cards it may have in stock with the former address thereon.

42. Easements.

42.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications as Lessor deems necessary or desirable in its sole and absolute discretion, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee, Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

42.2 The obstruction of Lessee’s view, air or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

43. Performance Under Protest. If at any time a dispute arises as to any amounts payable hereunder, the party against whom the payment obligation is asserted shall have the right to make payment “under protest” and shall retain the right to bring an action to recover such sum.

44. Conflict. Any conflict between the printed provisions, Exhibits or Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45. Lender Modification. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project.

46. Lessor’s Consent or Waiver for Benefit of Lessee’s Lender. Lessor shall consider Lessee’s request for a waiver, consent subordination or other agreement or instrument (“Lessor’s Waiver”) from Lessor for the benefit of Lessee’s bank or lender upon delivery to Lessor of a written request therefor together with a payment of a non-refundable administration fee of Seven Hundred Fifty and 00/100 Dollars ($750.00) for reasonable attorneys’ fees and other costs incurred by Lessor in connection with the processing and documentation of any such request. Lessor’s consent to any such request for Lessor’s Waiver shall be made in Lessor’s sole discretion and any such Lessor’s Waiver shall be delivered on

Lessor’s standard form. Lessor will consider requests for amendment to Lessor’s standard form of Lessor’s Waiver only upon written request of Lessee accompanied by payment of any additional non-refundable fee of One Thousand Five Hundred and 00/100 Dollars ($1,500,00) for Lessor’s reasonable attorneys’ fees and other costs incurred by Lessor in considering such request and Lessee shall, upon invoice from Lessor, pay to Lessor as additional rent any amounts by which Lessor’s attorneys’ fees in negotiating the Lessor’s Waiver exceed $1,500.00.

47. Lessee’s Consent or Waiver for Benefit of Lessor’s Lender. Lessee shall consider Lessor’s request for a waiver, consent subordination or other agreement or instrument (“Lessee’s Waiver”) from Lessee for the benefit of Lessor’s bank or lender upon delivery to Lessee of a written request therefor together with a payment of a non-refundable administration fee of Seven Hundred Fifty and 00/100 Dollars ($750.00) for reasonable attorneys’ fees and other costs incurred by Lessee in connection with the processing and documentation of any such request.

48. Multiple Parties. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

49. Counterparts. This Lease may be signed in counterpart originals, each of which shall be deemed an original and all of which shall, when executed, constitute one and the same instrument.

50. Attachments. Attached hereto are the following documents which constitute a part of this Lease:

Exhibit A	Description of the Premises
Exhibit B	Rules and Regulations for Standard Office Lease
Exhibit C	Commencement Date Certification
Exhibit D	Outstanding Options and Other Tenant Rights
Exhibit E	Parking Plan
Exhibit F	Current Janitorial Services
Exhibit G	Termination Payment
Exhibit H	Confidentiality Agreement

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE TERMS. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE LESSOR OR BROKERS AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

LESSOR:			LESSEE:

THE BOARD OF ADMINISTRATION AS TRUSTEE FOR THE POLICE AND FIRE DEPARTMENT RETIREMENT FUND			CLIFTON GUNDERSON LLP, a Delaware limited liability partnership

By:	Kennedy Associates Real Estate Counsel, LP, its Investment Advisor		By:

			Name:	David E. Bailey
	By:	Kennedy Associates Real Estate	Its:	COO
Counsel GP, LLC, its general partner

By:

Name:	Robert A. Ratliffe
Its:	Senior Vice President

Address for Notices:			Address for Notices:

Kennedy Associates Real Estate Counsel, LP			Clifton Gunderson LLP
Senior Vice President, Asset Management 1215 4th Avenue 2400 Financial Center Seattle, WA 98161			301 S.W. Adams Street, Suite 600 Peoria, IL 61602 Attn: COO

With copies to:

Kennedy Associates Real Estate Counsel, LP			Clifton Gunderson LLP
Asset Management 7315 Wisconsin Avenue, Suite 350 West			370 Interlocken Blvd., Suite 500 Broomfield, CO 80021
Bethesda, MD 20814			Attn:	Managing Partner,
Rocky Mountain Client Service Center

Nossaman, Guthner, Knox & Elliott, LLP 50 California Street, 34th Floor San Francisco, CA 94111 Attn: David L. Kimport, Esq.

EXHIBIT A

DESCRIPTION OF THE PREMISES

CRESCENT 7

CLIFTON GUNDERSON/ RS WELLS

GROUPS:
VALUATION & FOR. SVS.

SCALE: NTS

FLOOR 2
JUNE 29, 2007

CRESCENT 7

CLIFTON GUNDERSON/ RS WELLS

GROUPS:
RS WELLS
SPECIAL DISTRICT SERVICES
ADMINISTRATIVE SUPPORT
I.T.

SCALE: NTS

FLOOR 5
JUNE 29, 2007

CRESCENT 7

CLIFTON GUNDERSON/ RS WELLS

GROUPS:
TAX
GOVERNMENT ASSURANCE
AUDIT
RECEPTION
CONFERENCE CENTER
FINANCIAL SERVICES

SCALE: NTS

FLOOR 6
JUNE 29, 2007

EXHIBIT B

RULES AND REGULATIONS

It is further agreed that the following rules and regulations shall be and are hereby made a part of this Lease and Lessee agrees that Lessee’s employees and agents or any others permitted by Lessee to occupy or enter the Premises will at all times abide by these rules and regulations as they may be amended or supplemented from time to time. Capitalized terms have the same meaning as used in the Lease, unless otherwise indicated.

(1)	The sidewalks, entries, passages, corridors, stairways, and elevators of the Building Complex shall not be obstructed or locked or used for smoking, storage or loitering by Lessee or Lessee’s agents or employees or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access may be obtained only via the elevators (if any) in the lobby of the Building. The fire doors, including those in the elevator lobbies, shall not be locked or obstructed by Lessee.

(2)	Furniture, equipment, or supplies will be moved in or out of the Building only upon the elevator (if any) and access ways designated by Lessor and then only during such hours and in such manner as may be prescribed by Lessor. The Lessor shall have the right to approve the movers or moving company employed by Lessee, which approval shall not be unreasonably withheld, and Lessee shall cause the movers to use only the loading facilities and elevator designated by Lessor. In the event Lessee’s movers damage the elevator or any part of the Building, Lessee shall forthwith pay to Lessor the amount required to repair that damage.

(3)	No safe or article, the weight of which may, in the opinion of Lessor, constitute a hazard or damage to the Building or the Building’s equipment, shall be moved into the Premises. Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Lessor and Lessor shall have the right to designate the location of such articles in the Premises.

(4)	No sign, advertisement or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the Building (including windows) unless of such color, size, and style and in such place upon or in the Building as shall be first designated by Lessor in writing but there shall be no obligation or duty on Lessor to allow any sign, advertisement or notice to be inscribed, painted, or affixed on any part of the inside or outside of the Building. A directory in a conspicuous space, for listing the name of tenants, including the Lessee, in the main lobby of the Building will be provided by Lessor. Any necessary revision in the directory will be made by Lessor at Lessee’s expense within a reasonable time after notice from Lessee of the change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor of the Building (whether included wholly within the Premises, or otherwise), without the prior written consent of Lessor. Lessor shall have the right to remove all non-permitted signs and furniture, without notice to Lessee, at the expense of Lessee.

(5)	Lessee shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein which would in any way increase the rate of fire insurance on the Building or on property kept herein, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

(6)	The janitor of the Building may at all times keep a passkey and other agents of Lessor shall at all times be allowed admittance to the Premises.

(7)	Water closets and other water fixtures shall not be used for any purpose other than that for which they were intended and any damage resulting to them from misuse on the part of Lessee or Lessee’s agents or employees shall be paid for by Lessee. No person shall waste water by tying back or wedging the faucets or in any other manner.

(8)	Except for handicapped assistance dogs, no animals shall be allowed in the offices, halls, corridors, and elevators in the Building. No person shall disturb the occupants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

(9)	Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building be permitted.

(10)	Lessee shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Lessee or Lessee’s agents or employees out of the windows or doors or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Lessee, except in case of fire or other emergency, shall not open any outside window. Lessee must at its own expense dispose of crates, boxes, or similar large items of refuse which will not fit into office waste paper baskets. In no event shall Lessee set any such items in the corridors or other areas of the Building or garage facility.

(11)	No addition lock or locks shall be placed by Lessee on any door in the Building, unless written consent of Lessor shall first have been obtained. Two keys to the Premises and the toilet rooms, if locked by Lessor, will be furnished by Lessor and neither Lessee nor Lessee’s agents or employees shall have any duplicate keys made. Lessor shall supply Lessee with such additional keys as Lessee may require at Lessee’s sole cost and expense. At the termination of this tenancy, Lessee shall promptly return to Lessor all keys to offices, toilet rooms, or vaults.

(12)	No window shades, blinds, screens, draperies, or other window covering will be attached or detached by Lessee without Lessor’s prior written consent. Lessee agrees to abide by Lessor’s rules with respect to maintaining uniform curtains, draperies and linings, or blinds at all windows and hallways.

(13)	If any Lessee desires telegraphic, telephonic, or other electric connections, Lessor or Lessor’s agents will direct the electricians as to where and how the wires may be introduced. Without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Lessee’s expense.

(14)	Lessee shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises. The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall be brought into the Building.

(15)	Any painting or decorating, as may be agreed to be done by and at the expense of Lessor, shall be done during regular weekday working hours. Should Lessee desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working hours, Lessee shall pay for the extra cost thereof.

(16)	Except as permitted by Lessor, Lessee shall not mark upon, paint signs upon, cut drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building and any defacement, damage, or injury caused by Lessee or Lessee’s agents or employees shall be paid for by Lessee. Decorative paintings, pictures and the like may be hung in a customary manner on the interior walls of the Premises without Lessor’s consent.

(17)	Smoking is prohibited in the Building, including all tenants’ premises, inside lobbies, stairwells, bathrooms, and other Common Areas and public areas of the Building Complex and is restricted in all outside plaza areas of the Building Complex to specific locations designated by Lessor as smoking area, if any.

(18)	Lessee shall be entitled to two sets of keys to the Premises. In the event Lessee needs any additional keys, such keys must be requested from Lessor. Lessee shall pay to Lessor the actual cost of making such additional keys. Lessor reserves the right to refuse admittance to the Building at any time other than during Ordinary Business Hours, to any person not producing a key to the Premises and/or a pass issued by Lessor. In case of fire, invasion, riot, public excitement or other commotion, Lessor also reserves the right to prevent access to the Building while it continues. Lessor shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

(19)	No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building on the Building Complex, and Lessee shall cooperate with Lessor in prevention and elimination of same.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles’’.

2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4. Lessor reserves the right to reasonably allocate parking spaces between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations and to allocate and assign parking spaces among Lessee and the other tenants of the Building or to restrict the use of certain parking spaces for certain tenants.

5. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

6. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

7. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

8. The maintenance, washing, waxing or cleaning of vehicles in the parking area is prohibited.

9. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

10. Lessor reserves the right to amend or modify these rules and/or adopt such other reasonable and nondiscriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

11. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

Initials

EXHIBIT C

CERTIFICATION OF COMMENCEMENT DATE

This Certification of Commencement Date is made as of                  , 2007 by and between Board of Administration as Trustee for the Police and Fire Department Retirement Fund (“Lessor”), and Clifton Gunderson, LLP (“Lessee”), who agree as follows:

1. Lessor and Lessee entered into a Standard Office Lease dated January    , 2007 (the “Lease”) in which Lessor leased to Lessee and Lessee leased from Lessor certain Premises described therein in the office building located at 8390 East Crescent Parkway, in the City of Greenwood Village, County of Arapahoe, State of Colorado (the “Building”). All capitalized terms herein are as defined in the Lease.

2. Pursuant to the Lease, Lessor and Lessee agreed to and do hereby confirm the following matters as of the Commencement Date of the Term:

a.	the Commencement Date of the Lease is , 20 ;

b.	the Termination Date of the Lease is , 20 ;

c.	the amount of the Tenant Improvement Allowance is $2,096,015;

d.	the amount of the Additional Allowance is $ ; and

e.	the amount of the Brokerage Commission is $ .

3. Lessee confirms that

a.	it has accepted possession of the Premises as provided in the Lease;

b.	Lessor has fulfilled all of its obligations under the Lease as of the date hereof,

c.	the Lease is in full force and effect and has not been modified, altered, or amended; and

d.	there are no set-offs or credits against Rent, and no Security Deposit has been paid except as provided by the Lease.

4. The provisions of this Certification shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of this Lease.

LESSOR:

THE BOARD OF ADMINISTRATION AS TRUSTEE FOR THE POLICE AND FIRE DEPARTMENT RETIREMENT FUND

	By:	Kennedy Associates Real Estate Counsel, LP, its Investment Advisor

		By:	Kennedy Associates Real Estate Counsel GP, LLC, its general partner

By:
Name:

LESSEE:

CLIFTON GUNDERSON, LLP, a Delaware limited liability partnership

By:
Name:
Its:

EXHIBIT D

Options and Rights of Others

Second, Third, and Fourth Floors

Holder	Right	Expires	Affects

CB Richard Ellis	ROFR	1/1/09	Suite 310

CB Richard Ellis	Option to Renew	1/1/09	Suite 300

Holland & Hart	Option to Renew	12/08/07	Fourth Floor

EXHIBIT E

Parking Plan

LEVEL A
LEVEL B

PARKING PLAN: LEVELS A & B

SCALE: NTS

McDermott
interior architecture • space planning

CRESCENT VII

8390 EAST CRESCENT PARKWAY
GREENWOOD VILLAGE, COLORADO

EXHIBIT F

Current Janitorial Services

SCOPE OF WORK

A. DEFINITIONS

1.	Owner - City of San Jose Police and Fire Pension Fund /CB Richard Ellis, Inc.

2.	Cleaning Day - Unless otherwise directed and approved by Owner, the cleaning day begins at 5:30 p.m. and ends at 1:00 a.m. The cleaning week begins Monday and ends Friday, holidays excepted.

3.	Holidays - The Building will be closed on the following national holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Daily cleaning will be performed on the night before the holiday.

4.	Daily - “Daily” shall mean that the cleaning shall be performed every evening that the Building is opened.

5.	Every Other Day - “Every other day” shall mean that the cleaning shall be performed every other day, or every forty-eight (48) hours during the cleaning day.

6.	Weekly - “Weekly” shall mean that the cleaning shall be completed once during each calendar week during the cleaning day.

7.	Monthly - “Monthly” shall mean that the cleaning shall be completed once during each calendar month during the cleaning day.

8.	Every Other Month - “Every other month” shall mean that the cleaning shall be completed once during each two (2) calendar months unless specific intervals are specified during the cleaning day.

9.	Quarterly - “Quarterly” shall mean that the cleaning shall be completed once during each three (3) calendar month period.

10.	Semiannually - “Semiannually” shall mean that the cleaning shall be completed once during each six (6) calendar month period.

11.	Yearly - “Yearly” shall mean that the cleaning shall be completed once during each twelve (12) calendar months during the cleaning day.

12.	Treated Cloth - “Treated cloth” shall mean a cleaning cloth of a size satisfactory for office cleaning, treated to retain dust and dirt in such a way that the said treatment does not deposit upon the surfaces cleaned.

13.	Treated Mop - “Treated mop” shall mean what is commonly termed as “dry mop” of a size satisfactory for office treated to retain dust and dirt in such a way that the said treatment does not deposit upon the surfaces mopped.

14.	Detergent Water - “Detergent water” shall mean a mixture of detergent and water in the proper proportion to satisfactorily accomplish a cleaning task.

15.	Abrasive - “Abrasive” shall mean the use of a scrubbing compound such as is required for the removal of heel and scuff marks on hard surface floors, stains on desk tops, etc. Abrasives shall not be used which damage the surfaces to cleaned.

16.	Clean - “Clean” shall mean that the surface or object shall be free of debris, dust, smudges and/or stains.

17.	Dust - “Dust” shall mean the removal of dust from the surfaces of offices’ furnishings, sills, ledges and objects with a treated cloth.

18.	High Dust - “High dust” shall mean the removal of dust from the surfaces over 72 inches above floor level of offices’ furnishings, sills, ledges and objects with a treated clothe.

19.	Sweep - “Sweep” shall mean the removal of debris and dirt from the surfaces of floors and sidewalks with a broom.

20.	Wipe - “Wipe” shall mean the cleaning of smudges and finger marks from polished surfaces such as metal panels in elevators.

21.	Damp Wipe - “Damp Wipe” shall mean wiping with a damp cloth moistened with detergent water.

22.	Vacuum - “Vacuum” shall mean that the surfaces shall be cleaned of debris, dirt and dust with an upright vacuum machine appropriate for the task.

23.	Shampoo - “Shampoo” shall mean the cleaning of rugs and carpets using foam cleaner applied with a rotary shampooer, followed by a steam extraction shampooer, and then followed by a wet vacuum to remove free moisture from carpet material.

24.	Polish - “Polish” shall mean that the surface shall be rubbed or polished by hand or machine to produce a luster.

25.	Coat - “Coat” shall mean the application of a protective coating following the manufacturer’s recommendation.

26.	Wet Mop - “Wet Mop” shall mean that the surfaces shall be mopped with detergent water and rinsed as required. Detergent water shall be replaced as frequently as required to prevent soil in the water from depositing upon the mopped surfaces.

27.	Dry Mop - “Dry mop” shall mean the use of a treated mop to clean the floor surfaces of debris, dust and dirt, which can normally be removed by this method.

28.	Wash - “Wash” shall mean cleaning by hand with a cloth and detergent water, rinsing with clear water.

29.	Rinse - “Rinse” shall mean the removal of soap or other cleaning materials with clear water.

30.	Scrub - “Scrub” shall mean the removal of soap or other cleaning materials with clear water.

31.	Strip - “Strip” shall mean the complete removal of previously applied protective coating from the surface.

32.	Re-coat - “Re-coat” shall mean the application of a new protective coating after the old coating has been stripped and the surfaces cleaned following the manufacturer’s recommendations for the application of the material.

33.	Gross Square Footage - “Gross square footage” shall mean the area measured from the inside of the exterior wall to the inside of the exterior wall.

34.	Cleanable Square Footage - “Cleanable square footage” shall mean the gross square footage less rooms not cleaned; i.e., electrical fan rooms, telephone closets and storage rooms. Also referred to as net rentable square footage.

35.	Occupied Square Footage - Rentable square footage that is occupied.

B. INSPECTION OF THE BUILDING

1.	Contractor shall familiarize itself with the Buildings, including areas in which materials and equipment will be stored.

C. CONTRACTOR’S EMPLOYEES

1.	Contractor shall recruit, train and supervise the proper number of his own employees to complete the Work.

2.	The Owner has the right to require Contractor to remove from its work force assigned to the Building any employees deemed incompetent, careless, or otherwise objectionable, or any personnel whose actions are deemed to be contrary to public interests of the Building.

3.	Ail Contractors’ employees assigned to the Building are to be physically able to do their assigned tasks and are to be free of communicable disease.

4.	Damage and/or pilferage to the Building and/or its contents by the employees of Contractor shall be Contractor’s responsibility and any losses shall be at Contractor’s expense.

5.	Contractor’s employees are to be considered the employees of Contractor, not the Owner, and, therefore, Contractor shall comply with all federal and state tax requirements and government regulations.

6.	Contractor, if applicable, shall make proper payments to union pension and welfare funds as prescribed in union contracts.

7.	All Contractors’ cleaning personnel will wear uniforms, to be approved by Owner, clearly marked with the company name and employee’s name.

8.	Contractor will produce evidence that all Contractors’ employees are legal citizens of the United States of America or legal aliens.

D. WORKMANSHIP

1.	Contractor shall maintain a high standard of workmanship acceptable to Owner.

2.	Contractor, at its expense, shall correct unsatisfactory Work.

3.	Cleaning solutions will be of acceptable quality and in standard use in the cleaning industry. No abrasive cleaner or pads will be used on chrome, stainless steel, aluminum or porcelain surfaces or any surfaces where their use would tend to wear down or scratch the surfaces.

E. SAFETY AND SECURITY

1.	Contractor, at its expense, shall take every precaution for the safety of its employees and the Property in the progress of work.

2.	Each employee of Contractor shall wear an identification badge while in the Building.

3.	The supervisor will be responsible for completing the Cleaning Report Book and turning it in daily to Owner.

4.	Janitorial personnel will enter problems into the Night Report each night, such as lights that are burned out, etc. The supervisor will summarize the information on the Cleaning Report Book, which will be kept in the Owner’s Building Office.

5.	Minimum lights will be used in the process of cleaning and all lights will be turned off as cleaning is completed. Contractor is obligated to exercise its best efforts to minimize energy consumption.

6.	All keys for janitorial personnel, including the supervisor, will be kept in a locked key box at the Janitor’s office or at another place designated by the Owner. The supervisor will check keys out from this box and will return all keys to the box at the end of the night.

7.	Contractor’s personnel shall leave the Premises with all doors locked.

F. CONTRACTOR’S OFFICES (if applicable).

1.	Contractor shall be assigned a space on the lower level. The area shall be used for the storage of materials and equipment, locker facilities for employees, and as an office.

2.	Contractor shall be responsible for maintaining the area in a clean and orderly fashion.

G. MATERIALS AND EQUIPMENT

1.	The purchase and storage of washroom supplies (paper towels, toilet tissue, sanitary napkins, plastic garbage can liners, soaps). However, Supervisor is responsible for submitting supply order to the Management Office. Chemical/Cleaning supplies shall be the responsibility of Contractor and Contractor’s expense.

2.	Cleaning materials shall be first quality and used in quantities to produce a satisfactory cleaning result. Cleaning materials shall be subject to approval by the Owner prior to their purchase by Contractor. Owner shall have the option to require Contractor to furnish a certified chemical analysis of any such cleaning materials. In no event, however, shall materials be of a type, or used in quantities, or by methods, that will damage the Property or equipment or that will cause any increase of premiums for the insurance of the Building or Premises, or any part, above the least hazardous rate.

3.	Contractor shall purchase, repair and maintain all equipment required to complete the Work.

4.	All equipment shall be maintained in a safe and satisfactory operating condition and shall be replaced by Contractor as required.

H. WASTE REMOVAL

1.	All waste paper shall be removed from the Building and placed in the trash compactor located at the Building’s dock area. Janitors are required to fully compact trash after each shift.

2.	The building recycles white paper, the tenants are responsible for emptying their recycle boxes in the recycle bins in the freight vestibules and the recycle company empties the bins weekly.

I. CONTRACTOR RESPONSIBILITIES

1.	Contractor shall be available for periodic meetings during non-business hours once a month with Owner to inspect the Building(s) and discuss the quality of Work performed.

2.	In conjunction with the Owner’s role as property manager, Contractor offers to perform a public relations function as this relates to the Work as approved by Owner. However, performance of this “public relations function” shall not preclude communication of cleaning complaints from tenants to Owner. Tenants may communicate all matters pertaining to the Work directly to Owner.

3.	Contractor shall provide a logbook for the Owner’s Building Management Office. Contractor shall utilize said logbook to register all requests and complaints from the Owner’s Building Management Office and to provide a written response regarding the disposition of the requests and complaints.

4.	Requests for extra services to be performed by Contractor will be authorized and written in the logbook or a work order submitted to Contractors’ supervisor.

5.	Contractor is not responsible for the stocking and maintenance of all sanitary napkin dispensers. The proceeds shall be collected by Day Porter and Engineer during daytime hours and delivered to Owner’s Building Management Office.

6.	Contractor is responsible for the direct supervision of its personnel through its assigned supervisor. All Contractors’ employees shall be physically qualified to perform assignments, neat and clean in appearance, and subject to a security check by Owner.

7.	Contractor agrees that absenteeism of its employees shall not be an excuse for Work not being performed. In the event an employee of Contractor is sick or absent, Contractor shall supply an adequate replacement.

8.	Contractor’s personnel shall abide by all safety and security regulations for the Building as set forth by Owner including individual tenant’s safety and security procedures.

9.	Contractor’s personnel shall turn off all lights as they proceed from one cleaning area to the next and also ensure doors to tenant suites are locked, both while cleaning the suite and upon completion.

10.	Contractor’s personnel shall not disturb papers on desks, file cabinets or tables, and shall not open drawers or file cabinets, use any radios, televisions, typewriters, photocopy machines, or any other office equipment. Contractor shall not dust or touch any computer or word processing equipment.

11.	Contractor guarantees that prompt action within twelve (12) hours will be taken to resolve any complaints, which the Owner may have regarding Contractor’s performance to the specifications.

12.	Contractor shall send a representative to the Owner’s Building Management Office during normal business hours (8:00 a.m. to 5:00 p.m.) to handle any problems that may arise from performance of the previous evening’s Work.

13.	Contractor shall cooperate with Owner’s security guards in ensuring the Building is secure. Owner’s security guards will be allowed to check all trash removal from the building to prevent pilfering and theft.

14.	Contractor shall possess all licenses and permits required to perform the Work on this contract.

15.	The use of chemicals shall conform to the current state Agricultural Regulations.

16.	Contractor shall provide at all times through the duration of this contract, emergency telephone numbers that can be called for emergency conditions at any time Contractor’s representatives are not immediately available at the job site. The emergency number shall be used to contact a responsible representative of Contractor who can take the necessary action required to alleviate an emergency condition that threatens to cause damage to property.

17.	The following general procedures will be followed by all janitorial personnel:

a. Report all damage, breakage and/or apparent plumbing or electrical problems to Owner immediately.

b. Become familiar with the building emergency telephone list.

c. Report any evidence of security breaches to the Owner immediately.

d. Maintain all janitorial closets, slop sinks and storerooms in a safe and clean condition at all times. All janitors’ storage rooms provided by the Building for use by Contractor personnel will be kept in a new, clean and orderly condition. Before leaving the premises each night, all of the service areas will be dust mopped, spot cleaned and dusted where necessary. Concrete floors will be initially sealed, dust mopped nightly and wet mopped monthly. All doors and walls will be spot cleaned nightly.

e. Lock all entrance doors during the entire cleaning operations. Only the cleaner assigned to clean each tenant suite and the supervisor staff are to be admitted to the respective tenant areas.

f. Secure all lighting as soon as possible each night.

SUPERVISOR RESPONSIBILITIES

1.	Upon reporting for work Monday through Friday, it will be the Contractor’s supervisor’s responsibility to report immediately (4:30 P.M.) to the Owner’s Building Management Office to obtain information regarding tenant complaints and/or special work assignments for the evening’s work. The information so received will be given to the supervisor in written form and is to be reviewed. The Owner’s Building Management Office is to be informed when the complaint or special assignment will be corrected. In the event any complaint or special assignment cannot be taken care of the same night, a logical explanation will be given as to the reason(s).

Should the Owner’s Building Management Office desire, the Contractor’s supervisor shall make himself available during non-business hours for a joint floor, area, Building inspection or tenant conference. The supervisor will maintain a notebook and make notes of all items brought to his attention either through complaints or inspections.

2.	Check to ensure that all supplies and equipment necessary for the performance of the night’s Work is on hand.

3.	Review project status and periodic maintenance status schedule for nightly assignments.

4.	Have employee sign-in sheet ready.

5.	Outline, in writing, periodic and special project assignments for each floor.

6.	As Contractor’s work crew checks in, make sure each crew member understands his nightly assignment, placing special emphasis on periodic maintenance, tenant complaints and special project assignments.

7.	During the course of the evening, personally manage and inspect progress of periodic maintenance.

8.	Upon completion of employee’s assignments, make sure each employee signs out at the proper time and turns in keys. At this time, each employee is to report any special problems encountered in his/her respective areas.

9.	Complete inspection tour; make Night Report and turn in to Owner’s Building Management Office.

CLEANING SPECIFICATIONS

I. COMMON SPACE

A. DAILY

1. The first floor lobby floors will be swept and mopped.

2. Clean weather mats with a vacuum and damp wipe vinyl edges to remove all dust.

3. Vacuum all carpeted areas and area rugs. Remove stains with carpet stain remover as per manufacturer’s specifications and remove any gum, staples, paper clips, tar, etc., which has adhered to the surface.

4. Clean all baseboard ledges, moldings, directory, depositories and window frames.

5. Clean all cigarette urns and trash receptacles. Replace sand as required and/or wash metal ums to remove stains and dust.

6. Clean all water fountains with germicidal cleanser and polish.

7. Spot clean all doors, doorframes, walls and light switches to remove fingerprints, spills and other markings.

8. Wash glass on entrance doors and sidelights to tenant suites and building directories.

9. Sweep and dry mop all hard surface flooring. Remove matter such as gum and tar, which has adhered to the floor.

10. Clean and polish lobby directory.

11. Clean and polish all lobby chrome or anodized metal finishes.

12. Clean and polish all entry thresholds.

13. Wash all entry-level glass up to ten feet (10’).

14. Dust all mullions and sills.

15. Dust all planters.

16. Clean and polish all elevator entrance floor thresholds.

17. Empty all waste receptacles and replace plastic liners where required. Plastic liners to fit waste receptacles in such a manner as to not overhang the top more than two inches (2”). Plastic liners to be replaced no less than one time per week.

18. Clean all baseboards with detergent and water.

19. Wash vinyl wall covering in corridors and elevator lobbies.

20. Sweep and wet mop loading dock corridor.

21. Dust all building signage within reach.

22. Clean back south entry up to ten feet (10’).

23. Dust stair railings - all vertical and horizontal surfaces.

COMMON CORRIDORS - DAILY

1. Care shall be taken in putting trash into freight elevator so that liquids do not leak from disposal bags.

2. Clean and disinfect drinking fountains and polish finish.

3. Clean, disinfect and polish sinks, counters and cabinet doors at courtesy sinks.

4. Empty trash basket at courtesy sink. Replace liner if soiled.

5. Clean and sanitize courtesy sink, ensuring garbage disposal is empty.

6. Shine facet and trim. Spot clean the surrounding wall covering.

B. WEEKLY

1. Dust with treated cloth all doors and ventilating louvers.

2. Wet mop and buff all hard surface flooring.

3. Sweep and mop all stairwells and dust all hand railings.

4. Buff lobby pavers to maintain adequate shine, if applicable.

5. Sweep, scrub and wet mop all entries at building entrances, as needed, weather permitting.

6. Sanitize pay phone, if applicable.

7. Vacuum upholstered furniture, if applicable.

8. Edge vacuum all carpeted areas.

9. Remove marks from corridor walls.

10. Dust all light fixtures.

C. MONTHLY

1. Damp wipe all tenant doors and signage.

2. Vacuum all ceilings air supply and exhaust diffusers and grills.

3. Wash vinyl and metal kick plates on doors.

4. Wash down all planters in lobby.

D. QUARTERLY

1. High dust all horizontal and vertical surfaces and walls not reached in night cleaning, such as pipes, light fixtures, door frames.

2. Dust all building parabolic light lenses with a properly fitted dust wand taking care to dust each cube.

3. Damp wash diffusers, vent grills and other surfaces including surrounding wall and ceiling areas that are soiled.

E. SEMI-ANNUAL

1. Clean, refinish and machine buff ail resilient tile floors to remove finish build-up. (Make sure that all cleaning material splattered on walls, baseboards, doors and office equipment is thoroughly removed.)

II.	RESTROOMS

A. DAILY

1. Clean with a detergent/disinfectant all sinks, counters, toilets and urinals, beginning with seat (both sides) and working down. Use acid bowl cleaner in the interior of toilets, making sure to clean the inner lip or closet and urinals. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

2. Damp wipe all ledges, toilet stalls, partitions and doors.

3. Spot clean light switches, doors, and walls to remove fingerprints, spills and other markings. All graffiti will be removed from all walls, partitions and exposed surfaces.

4. Sweep and wet mop with a germicide all floor areas. Rinse with clear water and dry buff to eliminate mop streaks.

5. Clean and polish all mirrors, soap dispensers, shelves, piping, toilet hinges and disposal container exteriors using a detergent/ disinfectant and water.

6. Furnish and refill all toilet tissue, paper towel and sanitary napkin dispensers. Refill soap dispensers and check operation.

7. Empty and clean paper towel and sanitary napkin disposal receptacles. Replace plastic liners.

8. Clean all baseboards with a germicidal detergent.

9. Clean back walls below toilets.

10. Clean both sides of entry door to restroom.

11. Refill microburst deodorizer if needed.

B. MONTHLY

1. Wash diffusers (supply, return and toilet exhaust), grills, toilet stalls, doors and tile walls with disinfectant/detergent.

2. Remove scale from all fixtures using an acid descaler.

3. Scrub floor areas with germicidal solution.

C. QUARTERLY

1. Acid wash and power scrub all restroom floors.

III.	TENANT SPACE

A. DAILY

1. Empty all wastebaskets. Remove trash from wastebaskets and replace plastic lining. Plastic liners to fit waste receptacles in such a manner as to not overhang the top by more than two inches (2”). Replace old plastic liners no less than one time per week.

2. Dust mop all hardwood floor areas.

3. Sweep, dry mop or vacuum all floor areas with hard surface flooring or carpet, remove matter such as gum, staples, paper clips, tar, etc., which has adhered to the floor.

4. Dust all horizontal surfaces with treated dust cloth or dust wand including furniture, files, equipment, blinds, shelves and louvers.

5. Damp wipe all telephones, including dials and crevices using disinfectant/cleaner.

6. Brush all fabric-covered chairs with a lint brush and ail smooth covered chairs with a damp cloth.

7. Wash all water fountains, chalkboards, cafeteria tables, coffee bars and chairs.

8. Dust all baseboards.

9. Remove smudges and finger marks.

10. Spot clean doors, doorframes, walls and switch plates to remove fingerprints, spills and other markings.

11. Spot clean all interior partitions, walls, glass, windows and glass entrance doors.

12. Spot clean all metal trim work, removing fingerprints, smudges, water and other marks.

13. Spot clean all carpet stains.

14. Secure suite doors upon entering each suite to clean.

15. Vacuum all carpeted areas fully.

16. Remove trash to designated area in common corridor Care shall be taken so liquids do not leak from disposal bags. The freight elevator shall be the designated elevator. Care must be taken to protect all elevator floors from any spills out of trash bags.

17. Dust tops of furniture without disturbing personal property of tenants.

18. Dust reception areas and straighten magazines on reception tables.

19. Prior to leaving suite, turn off lights and ensure suite doors are secured. If people are working late, please note on janitorial log for management office.

B. WEEKLY

1. Damp wipe all wastebaskets.

2. Wet mop and buff all hard surface flooring. Wipe all baseboards and furniture legs clean after mopping.

3. Dust all vertical and horizontal surfaces of office furniture including chair legs, rungs and all furniture bases.

4. Dust all lamps and hanging pictures.

5. All furniture dusted completely - tops of desks, tables, credenzas, etc., should be free of all work papers, folders, etc.

6. Office areas should be policed to assure quality of cleaning service.

7. Dust window ledges.

8. Spot clean both sides of partition glass and sidelights.

9. Detail edge vacuum entire suite.

D. MONTHLY

1. Scrub, strip and wax all hard surface flooring using a buffable non-slip type floor finish. Wipe all baseboards and furniture legs clean after refinishing floor.

2. Vacuum all ceiling air supply and exhaust diffusers or grills.

3. Wash all interior glass, both sides.

4. Wash all vinyl and metal kick plates on doors.

5. General high dust - tops of picture frames, signage and high ledges.

6. Vacuum upholstered furniture.

D. QUARTERLY

1. High dust all horizontal and vertical surfaces not reached in the nightly cleaning, such as pipes, light fixtures, doorjambs and other wall hangings.

2. Vacuum or dust all books in place.

3. Damp wash diffusers, vents, grills and other such items, including surrounding wall or ceiling areas that are soiled.

4. Dust all general office area parabolic light lenses with a properly fitted dust wand taking care to dust each cube.

5. Dust all shades within tenant’s suite.

E. ANNUALLY

1. Vacuum draperies, cornices and wall hangings.

2. Dust all storage areas, including shelves and contents, such as supply and stock closets and damp mop floor areas.

3. Wash light fixtures, including reflectors, gloves, diffusers and trim. Method to conform to manufacturer’s specifications.

4. Wash walls in corridors and restrooms.

5. Clean all vertical surfaces not attended by nightly, weekly, quarterly or semiannual schedules.

IV.	ELEVATORS

A. DAILY

1. Dust and mop or vacuum carpeted elevator cabs.

2. Clean and polish all metal trim work and elevators doors to remove fingerprints, smudges, water and other marks. Care will be taken to prevent scratching or damaging of metal finishes.

3. Elevator cab thresholds and elevator thresholds on each floor landing will be thoroughly scrubbed and polished with an appropriate metal polish.

4. Elevator hall call button plates will be polished and wall surfaces around hall call plates cleaned.

B. WEEKLY

1. Damp wipe elevator cab walls.

V.	STAIRWELL

A.	WEEKLY

1. Sweep and mop all building stairway areas.

2. Remove all fingerprints and smudges from walls.

B.	MONTHLY

1. Dust lower wall areas and risers.

2. Damp wipe all handrails.

C.	SEMI-ANNUAL

1. Dust and clean all wall vents.

VI.	BREAK/VENDING ROOM (if applicable)

A.	DAILY

1. Empty waste containers and clean outside of container. Replace soiled basket liners daily.

2. Remove trash to disposal area being careful that liquids do not leak from disposal bags.

3. Damp wipe and disinfect tabletops and chairs.

4. Vacuum carpet, edge as required.

5. Spot clean vending machines.

B.	WEEKLY

1. Edge vacuum all areas.

2. Disinfect fronts of all vending machines and ice machines.

C.	MONTHLY

1. High dust all walls and air vents.

2. Low dust including all chair legs and table legs.

VI.	LOCKER ROOM

A.	DAILY

1. Sweep, dust and damp mop all hard surface floors.

2. Apply germicidal/disinfectant solution to all shower floors, tiled walls, and hard surface floors in locker rooms.

3. Thoroughly clean all vinyl gym benches using mild disinfectant.

4. Wipe down shower walls with disinfectant solutions.

5. Clean sinks, countertops and toilets with disinfectant solution.

6. Clean all mirrored surfaces.

7. Empty, clean and disinfect waste receptacles, polish finish.

8. Replenish paper towel and soap dispensers, polish finish.

B.	WEEKLY

1. Scrub with deck brush and fungicide cleansing solution all walls and doors in showers and adjacent floor areas.

C.	SEMI-ANNUAL

1. Strip, clean and wax tile floor surfaces.

VII.	VACANT SUITES

A.	MONTHLY

1. Vacuum carpeted area and edges.

2. Wash all interior glass on both sides.

3. Dust window ledges.

4. Wet mop and buff all hard surface flooring.

B.	BI-MONTHLY

1. Common areas should be cleaned every other week.

EXHIBIT G

SUBTENANT IMPROVEMENTS

Exhibit G – Page 1

Exhibit C
Tenant Improvements
Suite 650

SCOPE OF WORK
RNL
CLIFTON GUNDERSON LLP
8390 E CRESCENT PARKWAY
GREENWOOD VILLAGE, CO 80111
OPTION
C

TEST FIT OPTION C

1/16" = 1'-0"

Clifton Gunderson Sublease – Century Communities

Pricing Specifications

Location: 8390 E. Crescent Parkway, Floor 6,

Greenwood Village, CO 80111

3.1.11

Contact names for questions regarding these notes:

Architectural: Kindell Williams 303-575-8576

General Notes

1.	Re: scope of work boundary shown on plan.

2.	All work to be done during business hours except for any shooting of studs or excessively noisy work.

3.	Relocate fire sprinklers as required by code.

4.	All new walls are painted to match existing. Provide allowance for paint touch up.

5.	Patch and match existing finishes.

Architectural Notes (key reference to plan)

1.	Demo wall up to storage room. Touch up ceiling as required. Patch carpet to match existing.

2.	Build new full height wall. Base to match existing.

3.	Existing wood w/ glass inset door to remain. Relocate wood door w/ glass Inset from area #4. Provide new hollow metal double door frame and paint to match existing. Demo and re-build wall as required to create double door opening. Extend ceiling header. Patch carpet to match existing.

4.	Relocated solid wood door from office demolition.

5.	Relocated solid wood door. Demo wall to change 2 offices into 1 conference room. Patch ceiling, flooring and base as required. Demo existing ceiling soffit above 2 existing doors and infill with standard ceiling tile and grid to match existing (occurs on open office side of 2 offices being reconfigured). Provide new full height 3/8” clear tempered glazing as shown w/ silicone seal between glazing sections (assume 4 equal sections). Provide allowance for min, one 2” high horizontal 3M film stripe to help prevent people from walking through glazing. Assume aluminum u-channel at head arid sill for glazing framing. Provide new false column to match existing at door jamb. Rework light switching and relocate light switch. Tenant to provide AV installation separate – not in GC scope.

6.	Remove existing signage and prep/paint wall to match existing. Tenant to install signage – not in GC scope.

7.	Relocate one light.

8.	Add one 2x2 fluorescent light to match existing.

9.	Add one 2x2 fluorescent light to match existing.

10.	Add two 2x2 fluorescent lights to match existing.

11.	Change lock to dummy cylinder so door does not lock.

12.	Add lock to secure room from Clifton Gunderson suite.

13.	ADD NEW VAV BOX IN CONFERENCE ROOM.

14.	CARPET CLEAN THROUGHOUT.

END OF PRICING NOTES

DENVER

1050 17TH STREET

SUITE A-200

DENVER CO 80265

T 303 295 1717

F 303 292 0845

LOS ANGELES

PHOENIX

Clifton Gunderson Sublease – Century Communities

Pricing Specifications

Location: 8390 E. Crescent Parkway, Floor 6,

Greenwood Village, CO 80111

3.1.11

Contact names for questions regarding these notes:

Architectural: Kindell Williams 303-575-8576

General Notes

1.	Re: scope of work boundary shown on plan.

2.	All work to be done during business hours except for any shooting of studs or excessively noisy work.

3.	Relocate fire sprinklers as required by code.

4.	All new walls are painted to match existing. Provide allowance for paint touch up.

5.	Patch and match existing finishes.

Architectural Notes (key reference to plan)

1.	Demo wall up to storage room. Touch up ceiling as required. Patch carpet to match existing.

2.	Build new full height wall. Base to match existing.

3.	Existing wood w/ glass inset door to remain. Relocate wood door w/ glass inset from area #4. Provide new hollow metal double door frame and paint to match existing. Demo and re-build wall as required to create double door opening. Extend ceiling header. Patch carpet to match existing.

4.	Relocated solid wood door from office demolition.

5.	Relocated solid wood door. Demo wall to change 2 offices into 1 conference room. Patch ceiling, flooring and base as required. Demo existing ceiling soffit above 2 existing doors and infill with standard ceiling tile and grid to match existing (occurs on open office side of 2 offices being reconfigured). Provide new full height 3/8” clear tempered glazing as shown w/ silicone seal between glazing sections (assume 4 equal sections). Provide allowance for min. one 2” high horizontal 3M film stripe to help prevent people from walking through glazing. Assume aluminum u-channel at head and sill for glazing framing. Provide new false column to match existing at door jamb. Rework light switching and relocate light switch. Tenant to provide AV installation separate – not in GC scope.

6.	Remove existing signage and prep/paint wall to match existing. Tenant to install signage – not in GC scope.

7.	Relocate one light.

8.	Add one 2x2 fluorescent light to match existing.

9.	Add one 2x2 fluorescent light to match existing.

10.	Add two 2x2 fluorescent lights to match existing.

11.	Change lock to dummy cylinder so door does not lock.

12.	Add lock to secure room from Clifton Gunderson suite.

13.	ADD A VAV IN CONFERENCE ROOM

14.	SHAMPOO CARPETS

END OF PRICING NOTES

DENVER

1050 17TH STREET

SUITE A-200

DENVER CO 80265

T 303 295 1717

F 303 292 0845

LOS ANGELES

PHOENIX

1
TEST FIT OPTION C
SCOPE OF WORK

OPTION C

CLIFTON GUNDERSON LLP

8390 E CRESCENT PARKWAY
GREENWOOD VILLAGE, CO 80111

RNL

1050 17th STREET
SUITE A200
DENVER, COLORADO 80265

EXHIBIT H

FURNITURE INVENTORY

Exhibit H – Page 1

Clifton Gunderson: Furniture Inventory

O 1 - None

O 2 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Bookshelf, 2 Guest Chairs, 1 Lateral (negotiable).

O 3 - 1 Guest Chairs, 1 Bookshelf.

O 4 - 1 Office Chair, 1 U-Shaped Desk (no hutch), 2 Guest Chairs, 1 Bookshelf.

O 5 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 2 Guest Chairs, 2 Bookshelves, 1 Lateral, 2 File Cabinets.

O 6 - 1 U-Shaped Desk with Over-head Hutch, 2 Guest Chairs.

O 7 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Phone, 1 Bookshelf, 2 Guest Chairs

O 8 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Phone, 1 Bookshelf, 2 Guest Chairs

O 9 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Bookshelf, 2 Guest Chairs

O 10 - 1 Office Chair, 1 U-Shaped Desk, 1 Phone, 1 Bookshelf, 2 Guest Chairs, 1 Lateral (negotiable).

O 11 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Bookshelf.

O 12 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Bookshelf, 2 Guest Chairs

O 13 - 1 L-Shaped Desk with Overhead Hutch, 1 Credenza, 1 Bookshelf, 2 Guest Chairs, 1 Office Chair.

O 14 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Bookshelf, 2 Guest Chairs.

O 15 - 2 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Bookshelf, 2 Guest Chairs.

O 16 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Phone, 1 Bookshelf, 2 Guest Chairs.

O 17 - 1 Office Chair, 1 U-Shaped Desk, 1 Phone, 1 Bookshelf, 2 Guest Chairs

O 18 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Phone, 2 Guest Chairs

O 19 - 1 Office Chair, 1 U-Shaped Desk with Over-head Hutch, 1 Phone, 1 Bookshelf, 2 Guest Chairs, 1 Lateral.

O 20 - 1 U-Shaped Desk with Over-head Hutch, 1 File Cabinet.

O 21 - 1 Office Chair, 1 U-Shaped Desk, 1 Bookshelf, 2 Guest Chairs

Workstation Cubicles (All the same) (31 Total)-1 Office Chair, 1 U-shaped Desk, 1 Over-head Bin, 1 Over-head Shelf, 1 Lamp, 1 Phone, 1 Keyboard Tray, 1 (3-drawer) Ped, 1 Large Side-Filing Cabinet, 1 (2-Drawer) Ped, 1 Wardrobe.

C 1 - 10 Conference Chairs, 1 Conference Table, 1 Side Table, 1 phone.

Processing Room - 1 (6’x3’) Counters with 1 Over-head Bin, 1 (4’x3’) Counter with 1 Over-head Bin, 1 Supply Cabinet

Kitchen - 1 Work counter, 1 corner end table

IT Room - 2 Work counters

Key: O : Office; C : Conference Room

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE dated as of May 3, 2011 (this “Consent”), is entered into by and among SJ CRESCENT PARKWAY, LLC, a Delaware limited liability company (“Landlord”), CLIFTON GUNDERSON LLP, a Delaware limited liability partnership (“Tenant”), and CENTURY COMMUNITIES COLORADO, LLC, a Colorado limited liability company (“Subtenant”; Subtenant, Landlord and Tenant are each, individually, referred to herein as a “Party” and, collectively, as the “Parties”), with reference to the following:

R E C I T A L S

A. WHEREAS, The Board of Administration as Trustee for the Police and Fire Department Retirement Fund and Lessor’s predecessor-in-interest under the Lease, as hereinafter defined (“Original Landlord”), and Tenant entered into that certain Standard Office Lease dated July 13, 2007 (the “Lease”), a copy of which is attached hereto as Exhibit A, for the lease of certain premises (the “Premises”) and consisting of approximately 49,318 rentable square feet located on the second (2nd), fifth (5th) and sixth (6th) floors of that certain building with an address of 8390 East Crescent Parkway, Greenwood Village, Colorado, and commonly known and identified as Crescent VII, as more particularly described in the Lease. Landlord is the successor in interest to Original Landlord under the Lease.

B. WHEREAS, Tenant desires to sublease to Subtenant a portion of the Premises known as Suite 650 and consisting of approximately 11,132 rentable square feet on the sixth (6th) floor of the Building (for such purposes, the “Subleased Premises”), as more particularly described in and pursuant to the terms and conditions of that certain Sublease dated as of April, 2011 (the “Sublease”), between Tenant and Subtenant, a true, correct, complete and fully-executed copy of which Sublease Tenant and Subtenant represent and warrant is attached hereto as Exhibit B.

C. WHEREAS, Tenant desires to obtain Landlord’s consent to the Sublease.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease, such consent being subject to and conditioned upon the following terms and conditions to which the Parties hereby agree:

A G R E E M E N T

1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. In the event of any conflict between the terms of the Sublease and the terms of this Consent, the terms of this Consent shall control.

2. Notwithstanding anything to the contrary contained in this Consent, this Consent shall not be effective and the Sublease shall not be valid nor shall Subtenant take possession of the Subleased Premises unless and until (a) an original of this Consent executed by Tenant and Subtenant is delivered to Landlord for Landlord’s execution (and executed by Landlord), (b) a fully-executed original of the Sublease is delivered to Landlord, (c) a fully-executed original Estoppel Certificate in the form attached hereto as Exhibit C is delivered to Landlord, and (d) Landlord has been paid in full for all amounts due under Section 12.7 of the Lease.

3. The Sublease is and shall be at all times subject and subordinate to (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) any prior ground lease and any prior mortgage or deed of trust, and (c) all matters of record now or hereafter affecting the Premises and all applicable laws, ordinances, rules, statutes, constitutions, regulations, court orders, treaties, codes and common law decisions now or hereafter in force and effect (collectively, “Applicable Laws”).

4. Subtenant does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease applicable to the Subleased Premises. Notwithstanding the Sublease or Landlord’s consent thereto pursuant to this Consent, Tenant shall be and remain fully and primarily liable for the payment of rent and all other amounts required to be paid by Tenant in connection with the Lease and for the performance of all other obligations of Tenant in connection with the Lease. Tenant hereby ratifies and confirms its obligations under the Lease.

5. The acceptance of rent and other amounts by Landlord from Subtenant or anyone else liable under the Lease shall not be deemed a waiver by Landlord of any of the terms of the Lease.

6. The execution of this Consent by Landlord shall in no way constitute any representation or warranty whatsoever by Landlord, express or implied, relating to the Lease, the Premises, the Sublease, the Subleased Premises or any other matter relating to Tenant’s or Subtenant’s tenancy, including, without limitation, the physical condition or square footage of the Premises or the Subleased Premises, and Tenant and Subtenant acknowledge and agree that they are not relying on any such representation or warranty in entering into the Sublease or this Consent or in consummating the transactions contemplated by the Sublease and each of them hereby waives any Claim (as hereinafter defined) against Landlord with respect to any such matters. Without limiting the generality of the foregoing, Tenant and Subtenant specifically acknowledge and agree that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, Landlord is not bound by any of the terms contained in the Sublease, including, without limitation, any of the covenants, representations, warranties, duties and obligations contained therein; provided, that, notwithstanding anything to the contrary contained in this Consent, to the extent the Sublease (a) grants fewer rights to Tenant or Subtenant, (b) imposes greater obligations on Tenant or Subtenant, (c) affords greater rights to Landlord, or (d) imposes fewer obligations on Landlord than would, in any of the foregoing cases, otherwise apply to Tenant, Subtenant or Landlord, as applicable, under the Lease, Landlord may, in its sole and absolute discretion, elect to apply and obtain the benefit of such terms of the Sublease instead of the terms of the Lease.

7. This Consent shall not constitute a consent to any subsequent sublease, assignment, other transfer or modification of the Sublease, and shall not relieve Tenant, Subtenant or any party claiming under or through Tenant or Subtenant of the obligation to, in connection with any subsequent sublease (including, without limitation, any future assignment or sublease of the Sublease), assignment, other transfer or modification of the Sublease, obtain the consent of Landlord in accordance with the terms of the Lease, including, without limitation, Section 12 of the Lease.

8. Landlord may consent to subsequent subleases, assignments and other transfers of the Lease and the Sublease and to any amendments and other modifications thereto without notifying Tenant, Subtenant or anyone else liable under the Lease or the Sublease and without obtaining any of their consent, and any such action shall not relieve any such parties from liability.

9. Any act or omission of Subtenant or anyone else claiming under or through Subtenant that violates any of the terms of the Lease (as may be subsequently amended or otherwise modified) shall be deemed a violation of the Lease by Tenant.

10. In the event of any default of Tenant under the Lease, Landlord may elect to proceed directly against Tenant, any guarantors or anyone else liable under the Lease or the Sublease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord.

11. The Subleased Premises shall (subject to all of the covenants and agreements of the Lease) be used solely for the purposes described in the Lease and for no other use or purpose.

12. In the event of any default of Tenant in the performance of its obligations under the Lease and termination of the Lease or re-entry or repossession of the Premises by Landlord (or in the event of any other termination of the Lease), then Landlord may, at its option and without being obligated to do so, require Subtenant to attorn to Landlord; provided, that the exercise of such option shall in no way waive any rights Landlord may have against Tenant or any other party with respect to such default or release Tenant or any such other party from its obligations under the Lease or otherwise. In the event Landlord exercises such option, Landlord and Subtenant shall be bound by the terms of the Sublease from the time of the exercise of such option to the date of termination of the Sublease, but Landlord shall not (a) be bound by any prepayment of more than one (1) month’s rent or liable for any security deposit paid by Subtenant unless actually delivered to Landlord, (b) be liable for any previous act or omission of Tenant under the Lease or the Sublease or for any other defaults of Tenant under the Lease or the Sublease, (c) be subject to any defenses or offsets accrued previous to the date Landlord exercises such option that Subtenant may have against Tenant, (d) be bound by any changes or modifications made to the Sublease without the written consent of Landlord, (e) be bound by any obligation to pay brokerage commissions or improvement allowances or otherwise improve or fixturize the Subleased Premises, (f) be personally liable for any obligations or liability under the Sublease, the provisions of Section 8.8 of the Lease being incorporated into the Sublease with all references therein to Tenant referring to Subtenant, or (g) be bound by the provisions of Sections 38 and 39 of the Sublease. In the event Landlord does not exercise such option, then upon the termination of the Lease and the delivery of written notice to Subtenant, the Sublease shall terminate and be of no further force or effect, except with respect to obligations relating to Subtenant’s occupancy of the Subleased Premises that survive the termination of the Lease or the Sublease, including, without limitation, payment and indemnity obligations under the Lease and the Sublease and obligations relating to removal of Subtenant’s property from, and restoration of, the Subleased Premises.

13. Tenant hereby assigns and transfers to Landlord all of Tenant’s right, title and interest in the rentals and income arising from the Sublease, subject however to the following terms of this Section 13:

(a) Landlord, by executing this Consent, agrees that until a default shall occur in the performance of Tenant’s obligations under the Lease, Tenant may receive, collect and enjoy the rents and other amounts accruing under the Sublease; provided, that to the extent that, under the Lease, including, without limitation, Section 12.3 of the Lease, Landlord is entitled to any portion of such rents and other amounts that constitutes profit or excess rent due under the Lease, such portion shall be promptly paid over to Landlord upon receipt by Tenant. However, if Tenant shall default in the performance of any of its obligations under the Lease, then Landlord may, at its option, subject to the terms of Section 12 above, receive and collect, directly from Subtenant, all rents and other amounts then owing and thereafter becoming due and payable under the Sublease as such rents and other amounts shall become due and payable under the Sublease, and, at Landlord’s option, Tenant shall immediately transfer Subtenant’s security deposit under the Sublease, including any accrued interest thereon, to an account designated by Landlord, which security deposit Landlord shall then hold as an additional security deposit under, and pursuant to the terms of, the Lease; provided, that the exercise of such option shall in no way waive any rights Landlord may have against Tenant or any other party with respect to such default or release Tenant or any such other party from its obligations under the Lease or otherwise. All such rents and other amounts payable under the Sublease so collected by Landlord shall be applied against any rents and other amounts payable by Tenant to Landlord in connection with the Lease. Landlord shall not, by reason of this assignment of the Sublease nor by reason of the collection of rents or other amounts from Subtenant, be deemed liable to Subtenant for any failure of Tenant to perform and comply with Tenant’s obligations under the Lease or the Sublease. Nothing contained herein shall be deemed to create any right of Tenant to the refund of any rents or other amounts paid or payable to Landlord by Subtenant arising or accruing after the expiration or earlier termination for any reason of the Lease.

(b) Tenant hereby irrevocably authorizes and directs Subtenant, subject to the terms of Section 13(a) hereof, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under the Lease, to pay to Landlord the rents and other amounts due and to become due and payable in connection with the Sublease as such rents and other amounts shall become due and payable in connection with the Sublease. Tenant agrees that Subtenant shall have the right to rely on any such statement and request from Landlord, and that Subtenant shall pay such rents and other amounts to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary and Tenant shall have no right or claim hereunder against Subtenant for any such rents or other amounts so paid by Subtenant. Subject to Landlord’s rights under Section 12 above, such payments to Landlord shall satisfy and discharge Subtenant’s obligation for the payment of rents and other amounts in connection with the Sublease to the full extent of such payments made to Landlord.

14. Nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions and conditions contained in the Lease (including, without limitation, the terms of the Lease applicable to Alterations, if any are proposed to be made under the Sublease) or to waive any breach or default by Tenant in the due keeping, performance and observance thereof. Tenant and Subtenant acknowledge and agree that the following rights afforded to Tenant under the Lease are personal to Tenant and, notwithstanding anything to the contrary contained in the Sublease, are not exercisable by Subtenant and may not be assigned or otherwise transferred to, or by, Subtenant: (a) any right to extend or otherwise renew the term of the Lease; (b) any right of refusal or right of first offer granted with respect to additional space in the Building, including, without limitation, pursuant to Section 39 of the Lease, (c) any right of early termination under the Lease, including, without limitation, pursuant to Section 3.3 of the Lease, and (d) the signage rights afforded to Tenant under Section 34 of the Lease.

15. Tenant and Subtenant shall, concurrently with their execution of this Consent, cause to be delivered to Landlord the sum of $1,500.00, being the amount payable under Section 12.7 of the Lease in connection with the Sublease. Landlord may condition its execution of this Consent upon receipt of such payment.

16. Subtenant shall, concurrently with its execution hereof, deliver to Landlord evidence that Subtenant has obtained the insurance described in Section 8.1 of the Lease, including, without limitation, a certificate naming Landlord as an additional insured on the liability policy described in Section 8.1(a) of the Lease. In addition, Subtenant hereby agrees to be bound by and perform the indemnification obligations of Tenant pursuant to Section 8.7(a) of the Lease but only with respect to the Subleased Premises. Subtenant further agrees that all of the exculpatory and/or waiver provisions of the Lease will apply to the Subtenant for the benefit of Landlord, including but not limited to Section 8.4 of the Lease.

17. Until such time as a Party delivers written notice to the other Parties of any change to any such address, the Parties’ addresses for notices in connection with the Lease shall be as follows:

(a) if to Landlord, then to:

SJ Crescent Parkway, LLC

c/o American Realty Advisors

801 North Brand Blvd., Suite 800

Glendale, California 91203

Attention: Stanley Iezman

(b) if to Tenant, then to:

Clifton Gunderson LLP

370 Interlocken Boulevard, Suite 500

Broomfield, Colorado 80021

Attention: David Laundy, Managing Partner

(c) if to Subtenant, then to:

Century Communities Colorado, LLC

8390 East Crescent Parkway, Suite 650

Greenwood Village, CO 80111

Attention: Robert Francescon

18. No term or condition of this Consent may be waived except by an express written instrument to such effect executed by the Party to whom the benefit of such term or condition runs. This Consent contains the entire agreement and understanding among the Parties concerning the subject matter of this Consent and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, concerning the matters that are the subject of this Consent. Wherever possible, each term of this Consent shall be interpreted in such a manner as to be valid under Applicable Laws, but if, notwithstanding the foregoing, any term of this Consent is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining terms of this Consent shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19. If there is any legal action or proceeding to enforce or interpret any provision of this Consent or to protect or establish any right or remedy of any Party, the unsuccessful Party to such action or proceeding shall pay to the prevailing Party as finally determined, all costs and expenses, including, without limitation, attorneys’ fees and costs, incurred by such prevailing Party in such action or proceeding, in enforcing such judgment, and in connection with any appeal from such judgment.

20. Tenant and Subtenant hereby represent and warrant to Landlord that neither has entered into any agreement or taken any other action that might result in any obligation on the part of Landlord to pay any brokerage commission, finder’s fee or other compensation with respect to the Sublease or this Consent, and Tenant and Subtenant jointly and severally agree to protect, defend, indemnify and hold Landlord harmless from and against any and all actions, adjudications, awards, causes of action, claims, costs, damages, demands, expenses (including, without limitation, attorneys’ fees and costs and court costs), fees, fines, forfeitures, injuries, judgments, liabilities, liens, losses, obligations, orders, penalties, proceedings, stop notices and suits (collectively, “Claims”) in any way arising or resulting from or in connection with or related to any breach or inaccuracy of such representation and warranty.

21. This Consent shall be governed by and construed in accordance with the laws of the State of Colorado.

22. Tenant and Subtenant have been informed that one or more pension plans have an interest in the Office Building Project. Tenant and Subtenant each hereby represents and warrants that it is not a party in interest to any plan, within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended.

23. (a) As used herein, “Blocked Party” shall mean any party or nation that (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the U.S. Treasury (“OFAC”) pursuant to Executive

Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or other similar requirements contained in the rules and regulations of OFAC (the “Order”) or in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”) or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or (ii) has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(b) As a material inducement for Landlord entering into this Consent, Tenant warrants and represents that none of Tenant, any affiliate of Tenant, any partner, member or stockholder in Tenant or any affiliate of Tenant, or any beneficial owner of Tenant, any affiliate of Tenant or any such partner, member or stockholder of Tenant (collectively, a “Tenant Owner”): (i) is a Blocked Party; (ii) is owned or controlled by, or is acting, directly or indirectly, for or on behalf of, any Blocked Party; or (iii) has instigated, negotiated, facilitated, executed or otherwise engaged in this Consent, directly or indirectly, on behalf of any Blocked Party. Tenant shall immediately notify Landlord if any of the foregoing warranties and representations becomes untrue during the Term. As a material inducement for Landlord entering into this Consent, Subtenant warrants and represents that none of Subtenant, any affiliate of Subtenant, any partner, member or stockholder in Subtenant or any affiliate of Subtenant, or any beneficial owner of Subtenant, any affiliate of Subtenant or any such partner, member or stockholder of Subtenant (collectively, a “Subtenant Owner”): (A) is a Blocked Party; (B) is owned or controlled by, or is acting, directly or indirectly, for or on behalf of, any Blocked Party; or (C) has instigated, negotiated, facilitated, executed or otherwise engaged in this Consent, directly or indirectly, on behalf of any Blocked Party. Subtenant shall immediately notify Landlord if any of the foregoing warranties and representations becomes untrue during the Term.

(c) Tenant shall not: (i) transfer or permit the transfer of any interest in Tenant or any Tenant Owner to any Blocked Party; or (ii) make a transfer to any Blocked Party or party who is engaged in illegal activities. Subtenant shall not: (A) transfer or permit the transfer of any interest in Subtenant or any Subtenant Owner to any Blocked Party; or (B) make a transfer to any Blocked Party or party who is engaged in illegal activities.

(d) If at any time during the Term (i) Tenant, Subtenant, any Tenant Owner or any Subtenant Owner becomes a Blocked Party or is convicted, pleads nolo contendere, or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering; (ii) any of the representations or warranties set forth in this Section become untrue; or (iii) Tenant or Subtenant breaches any of the covenants set forth in this Section, the same shall constitute a default. In addition to any other remedies to which Landlord may be entitled on account of such default, Landlord may immediately terminate the Lease (in which case the Sublease shall also terminate) and refuse to pay any disbursements due in connection with the Lease.

24. This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. This Consent may be executed by a party’s signature transmitted by facsimile (“fax”) or email or by a party’s electronic signature, and copies of this Consent executed and delivered by means of faxed or emailed copies of signatures or originals of this Consent executed by electronic signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon faxed, emailed or electronic signatures as if such signatures were original wet signatures. Any party executing and delivering this Consent by fax or email shall promptly thereafter deliver a counterpart signature page of this Consent containing said party’s original signature. All parties hereto agree that a faxed or emailed signature page or an electronic signature may be introduced into evidence in any proceeding arising out of or related to this Consent as if it were an original wet signature page.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Consent as of the date first above written.

“LANDLORD”:

SJ CRESCENT PARKWAY, LLC, a Delaware limited liability company

By:	FIRST FIDUCIARY REALTY ADVISORS, INC., a California corporation, its Manager

By:

	Name:	Paul Vacheron

	Title:	Managing Director Asset Management

Date:	6/9/11

“TENANT”:

CLIFTON GUNDERSON LLP, a Delaware limited liability partnership

By:

	Name:	David E. Bailey

	Title:	COO

“SUBTENANT”:

CENTURY COMMUNITIES COLORADO, LLC, a Colorado limited liability company

By:

	Name:	Robert J. Francescon

	Title:	CO-CEO

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